EXHIBIT 10.24



                              OFFICE BUILDING LEASE



                                     BETWEEN

                                      ACD2,
                            a California corporation,

                                    LANDLORD


                                       AND


                          AMWEST INSURANCE GROUP, INC.
                             a Delaware corporation,

                                     TENANT


















                      CALABASAS COMMERCE CENTER, BUILDING 6

                                TABLE OF CONTENTS


                                                                      Page

         1.       CERTAIN TERMS AND DEFINITIONS                         1

         2.       PREMISES, COMMON AREAS & EXPANSION SPACE              5

                  2.1      Premises                                     5
                  2.2      Confirmation of RSF                          5
                  2.3      Common Areas                                 6
                  2.4      Expansion Space                              7
                  2.5      Quality of Construction - Standard for
                           Maintenance, Repairs and Operation           8

         3.       TERM AND OPTION TERM                                  9

                  3.1      Initial Term                                 9
                  3.2      Option to Extend Term                       10
                  3.3      Cancellation Option                         12
                  3.4      Possession                                  12
                  3.5      Early Entry into Premises                   13

         4.       NONDISTURBANCE AGREEMENT                             13

         5.       MONTHLY BASIC RENT                                   14

         6.       ADDITIONAL RENT                                      15

         7.       CONSTRUCTION OF THE TENANT IMPROVEMENTS
                  AND THE BASE BUILDING.                               25

         8.       USE                                                  25

         9.       PAYMENTS AND NOTICES                                 26

         10.      BROKERS AND REPRESENTATIVES                          27

         11.      HOLDING OVER                                         27

         12.      TAXES ON TENANT'S PROPERTY                           27

         13.      CONDITION OF PREMISES                                28

         14.      ALTERATIONS                                          30

         15.      REPAIRS                                              32

         16.      LIENS                                                35

         17.      ENTRY BY LANDLORD                                    35

         18.      UTILITIES AND SERVICES                               36

                  18.1     Services                                    36

         19.      BANKRUPTCY                                           37

         20.      INDEMNIFICATION AND EXCULPATION                      37

         21.      DAMAGE TO TENANT'S PROPERTY                          39

         22.      INSURANCE                                            39

         23.      DAMAGE OR DESTRUCTION                                42

                  23.1     Definitions                                 42
                  23.2     Partial Damage - Insured Loss               42
                  23.3     Partial Damage - Uninsured Loss             43
                  23.4     Total Destruction                           43
                  23.5     Damage Near End of Term                     43
                  23.6     Notice of Repair Time                       44
                  23.7     Abatement of Rent; Tenant's Remedies        44
                  23.8     Inconsistent Statutes                       45

         24.      EMINENT DOMAIN                                       45

         25.      DEFAULTS AND REMEDIES                                46

         26.      ASSIGNMENT AND SUBLETTING                            48

         27.      SUBORDINATION                                        51

         28.      ESTOPPEL CERTIFICATE                                 51

         29.      SIGNS                                                52

         30.      RULES AND REGULATIONS                                53

         31.      BANKRUPTCY                                           54

         32.      SECURITY                                             54

         33.      SURRENDER OF PREMISES                                54

         34.      PERFORMANCE BY TENANT                                54

         35.      MORTGAGE AND SENIOR LESSOR PROTECTION                55

         36.      DEFINITION OF LANDLORD                               55

         37.      PARKING                                              55

         38.      OPTION TO PURCHASE                                   57

         39.      FORCE MAJEURE                                        57

         40.      LIMITATION ON LIABILITY                              57

         41.      MODIFICATION FOR LENDER                              57

         42.      ACCESS.                                              58

         43.      QUIET ENJOYMENT                                      58

         44.      CONFIDENTIALITY                                      58

         45.      CONSENT/DUTY TO ACT REASONABLY                       58

         46.      CONFLICT OF LAWS                                     59

         47.      SUCCESSORS AND ASSIGNS                               59

         48.      ATTORNEYS' FEES                                      59

         49.      WAIVER                                               59

         50.      SEVERABILITY                                         59

         51.      TERMS AND HEADINGS                                   60

         52.      TIME                                                 60

         53.      PRIOR AGREEMENT; AMENDMENTS                          60

         54.      TENANT AS CORPORATION                                60

         55.      APPROVALS                                            60

         56.      NO PARTNERSHIP OR JOINT VENTURE                      60

         57.      RULE AGAINST PERPETUITIES                            60

         58.      RIGHT TO TERMINATE                                   60

         59.      INTEREST RATE                                        61

         60.      REFERENCES                                           61

         61.      RECOVERY AGAINST LANDLORD                            62

         62.      MEMORANDUM OF LEASE AND OPTION AGREEMENT             62

EXHIBIT A-I                PRELIMINARY FLOOR PLAN                       1

EXHIBIT A-II               SITE PLAN                                    2

EXHIBIT A-III              RENTABLE SQUARE FOOTAGE OF BUILDING FLOORS   3

EXHIBIT C                  FORM OF NOTICE OF LEASE TERM DATES,
                           PREMISES SQUARE FOOTAGE AND TENANT'S
                           PERCENTAGE                                   1

EXHIBIT D                  SERVICES                                     1

EXHIBIT E                  SAMPLE FORM OF TENANT ESTOPPEL
                           CERTIFICATE                                  1

EXHIBIT F                  RULES AND REGULATIONS                        1

EXHIBIT G                  PARKING RULES AND REGULATIONS                1

EXHIBIT H                  SUBORDINATION, NON-DISTURBANCE AND
                           ATTORNMENT AGREEMENT                         1

EXHIBIT I                  OPTION AGREEMENT                             1

EXHIBIT J                  MEMORANDUM OF LEASE AND OPTION AGREEMENT     1

         THIS OFFICE BUILDING LEASE ("Lease") is made as of the 24th day of January, 1996, by and between ACD2, a California corporation, and AMWEST INSURANCE GROUP, INC., a Delaware corporation.

         1.  CERTAIN TERMS AND DEFINITIONS.   For the purposes of this Lease,
         the following terms shall have the following definitions and meanings:

         (a)      "LandLord":  ACD2, a California corporation

         (b)      "Landlord's address":

                  ACD2
                  Department 713
                  4900 Rivergrade Road
                  Irwindale, California 91706
                  Attention: Mr. Robert Noble

                  With copies to:

                  Christine Langenfeld-Minasian, Esq.,
                  Senior Counsel, Legal
                  Home Savings of America, FSB
                  4900 Rivergrade Road #2560
                  Irwindale, California 91706

                  Copies of all notices pertaining to any Tenant Delay, Landlord Delay or any Event of Default applicable to Lessee shall be sent, in the same manner and at the same time, to:

                  Paul, Hastings, Janofsky & Walker
                  555 South Flower Street
                  23rd Floor
                  Los Angeles, California 90071
                  Attention: M. Guy Maisnik, Esq.

         (c)      "Tenant": AMWEST INSURANCE GROUP, INC., a Delaware corporation

         (d)      "Tenant's Address before Commencement Date":

                  Amwest Insurance Group
                  6320 Canoga Avenue
                  Suite 300
                  Woodland Hills, California

                  "Tenant's Address after Commencement Date":

                  All notices after the Commencement Date shall be sent to the address of the Premises:
                  Attention: Chief Financial Officer

                  Copies of all notices pertaining to any Tenant Delay, Landlord Delay or any Event of Default applicable to Lessee shall be sent, in the same manner and at the same time, to:

                  Pillsbury Madison & Sutro
                  725 South Figueroa Street
                  Suite 1200
                  Los Angeles, California 90017
                  Attn.:  Michael E. Meyer, Esq.

         (e) "Building": The three (3) story building to be constructed by Landlord under the terms of the Work Agreement attached hereto as Exhibit B (and referred to therein as the "Base Building") and commonly known as Building 6. The parties anticipate that the Building shall contain approximately 75,709 rentable square feet ("RSF"). The Building is part of a larger business park known as Calablasas Commerce Center ("Project"), as shown on the Site Plan attached hereto as Exhibit A-II, which Project has not as of the date of this Lease been completed. Tenant acknowledges that because the Project has not yet been completed, that the Site Plan is not an accurate representation of the completed Project and that Landlord shall have the right to modify the Project from time to time without the consent of Tenant, provided that Landlord does not reduce or alter Tenant's parking rights as set forth herein. The RSF of the Building shall be computed from
                  dimensioned drawings  of   Landlord's   architect  or  space
                  planner in accordance with the criteria established by the Building Owners and Managers Association ("BOMA Guidelines") as American National Standard Z65.1-1989. The parties shall attach Exhibit A-III to this Lease when the RSF for each floor in the Building have been determined. Exhibit A-III shall state the RSF of each floor in the Building.

         (f) "Premises":Approximately 63,091 RSF encompassing the entire second and third floors and approximately fifty percent (50%) of the ground floor of the Building, as depicted on Exhibit A-1, which amount shall be expanded pursuant to Subparagraph 2.4 below. The Premises as initially leased by Tenant, exclusive of any Expansion Space, is sometimes referred to as the "Initial Premises".

         (g) "Term":Fifteen (15) Lease Years commencing on the Commencement Date (as defined in Subparagraph 1(j) below), plus any extensions pursuant to Subparagraph 3.2 below if exercised by Tenant pursuant to the terms set forth in the Lease. The first fifteen (15) Lease Years of the Term is sometimes referred to as the "Initial Term." The phrase "Lease Year" means each 365-day period during the Term commencing on the Commencement Date and each anniversary thereof and terminating on the date immediately prior to the next succeeding anniversary of the Commencement Date and each anniversary thereof.

         (h) "Tenant Improvement Allowance": Twenty-five Dollars ($25.00) per RSF of the Initial Premises.

         (i) "Tenant Improvements":All improvements, fixtures and equipment installed by Tenant in connection with the Premises for Tenant's occupancy thereof pursuant to the Work Agreement.

         (j) "Commencement Date": The earlier of (i) the date of Occupancy for Business (defined in Subparagraph 1(y) below) by Tenant or (ii) one hundred-twenty (120) days ("Construction Period") following (x) Substantial Completion of the Building (defined in Subparagraph 1(k) below) and (y) the Delivery Date
                  (defined in Subparagraph 1(l) below). The Target Commencement Date is estimated by Landlord to be May 1, 1997; however such estimate is for informational purposes only, and neither party shall rely on such estimate. The Construction Period shall be extended one (1) day for each day Tenant is delayed in designing and constructing its Tenant Improvements and moving into its Premises because of Landlord Delays or Force Majeure Delays (as such terms are defined in Sections 2.2 and 4.4 of the Work Agreement hereto); provided, however, that Tenant's notice to be given as a prerequisite to the effectiveness of any Landlord Delay or Force Majeure Delay shall specifically state that Tenant is actually being delayed in constructing its Tenant Improvements and/or moving into its Premises as a result thereof.

         (k)      "Substantial Completion of the Building":
                  When each of the following conditions has been satisfied or would have been satisfied but for Tenant Delays (as defined in the Work Agreement):

                  (1) Landlord has substantially completed the Base Building, consistent with the standards of a first-class Comparable Building as defined in Subparagraph 2.5 below (which the parties agree shall be the case if constructed in accordance with the Base Building Plans as defined in the Work Agreement), including all of the following, with the exception of normal punch-list items or other items which remain uncompleted but which do not materially interfere with Tenant's safe and convenient use, access and occupancy of the Building and Parking Area (as defined in Subparagraph 2.1 below):

                            (i) common areas in the Building to the extent reasonably necessary for Tenant's use and access to the Premises;

                            (ii) pedestrian and service entrances to the Building to the extent reasonably necessary for Tenant's access to the Building;

                           (iii) all systems and equipment to the extent necessary for the proper operation of the Building Systems and Building Structure (as such terms are defined in Subparagraph 15(b) herein) as required hereunder to be furnished by Landlord to Tenant for the Premises;

                  2) Tenant and its visitors shall have adequate and safe access to the lobbies of the Building and to the Premises through the lobbies of the Building to the bank of elevators serving the Premises, and the Building's life safety system to the extent reasonably necessary for Tenant's use of the Building and the Premises are operating in a normal manner;

                   (3) Landlord has completed the Base Building Improvements to the extent that Tenant shall be able to obtain a certificate of occupancy or a temporary certificate of occupancy or the equivalent pursuant to which the City of Calabasas permits occupancy of the Initial Premises when Tenant has completed the Tenant Improvements;

                   (4) Landlord has made the Premises available to Tenant free and clear of any other occupancy or tenancy (other than contractors and other workers to complete punchlist items);

                   (5) all of the elevators intended to service the Premises are available for Tenant's use; and

                   (6) Landlord has caused the Parking Area for the Building to be available to Tenant to the extent reasonably necessary for Tenant's initial space requirements and are sufficient to accommodate the users of such Parking Area.

         (l) "Delivery Date": Five (5) business days after the date on which Landlord has provided a factually correct notice to Tenant ("Landlord's Delivery Notice") that Landlord has substantially completed the Base Building to the extent necessary for Tenant to begin constructing the Tenant Improvements, with the exception of normal punchlist items or other items which remain uncompleted but which do not materially interfere with Tenant's safe and convenient access and use of the Building and Parking Area for the purpose of constructing the Tenant Improvements. Landlord's Delivery Notice shall be deemed true and correct if Tenant does not otherwise object thereto within ten (10) business days following Tenant's receipt of Landlord's Delivery Notice.

         (m) "Expiration Date": The last day of the Term, as identified on the Commencement Notice.

         (n) "Effective Date": This Lease shall become effective on the date Landlord and Tenant mutually execute this Lease.

         (o)      "Annual Basic Rent" payable on a triple net basis for Lease
                  Years:

         Initial Term

                  Lease Years 1-5   $13.68 per RSF.

                  Lease Years 6-10  $15.73 per RSF.

                  Lease Years 11-15 $18.09 per RSF.

         Option Period

                  Lease Years 16-20 "Fair Market Rental Rate" (as defined in
                                    Subparagraph 3.2(v)(i) below).

                  Lease Years 21-25 Fair Market Rental Rate.

         (p)      "Monthly Basic Rent": Annual Basic Rent divided by twelve(12).

         (q) "Tenant's Percentage": A fraction whose numerator is the number of RSF of the Premises and whose denominator is the number of RSF within the Building.

         (r)      (i)      "Security Deposit": None.

                  (ii)     "Prepaid Rent": None

         (s)      (i)      "Landlord's Broker":
                           Cushman & Wakefield of California, Inc.
                           (c/o Hal Cook and Ronald Wade)

                  (ii)     "Tenant's Representative":
                           Julien J. Studley, Inc.
                           (c/o Seth Dudley and Mark Sullivan)

         (t)      "Landlord's Construction Representative":
                  Lowe Enterprises Commercial Group
                  (c/o Richard Newman or Jeffrey Allen)

         (u) "Use of Premises": General office use and other related legally permitted uses consistent and compatible with the uses in the Building and Project (as defined herein) and other first-class low rise office buildings in the Calabasas area.

         (v) "Exhibits": A through K, inclusive, which Exhibits are attached to this Lease and are incorporated herein by this reference.

         (w)      "Guarantor":  None.

         (x) "Commencement Notice": A memorandum in the form of Exhibit "C" specifying the Lease Term, Commencement Date, Expiration Date, Tenant's Percentage, the total RSF of each floor of the Premises, and the total RSF of the Building.

         (y) "Occupancy for Business by Tenant": Occupancy of almost all of the Premises by Tenant (i.e. 75% or more of the total RSF of the Premises) for the purpose of Tenant's employees conducting its business therein, excluding occupancy or use to construct Tenant Improvements, to monitor construction of Tenant Improvements, to construct, install or move in Tenant's furniture, fixtures and equipment, or to install or retrieve business records. Provided, however, if Tenant occupies a portion of any floor of the Premises (but occupies less than a almost all of the entire Premises) for the purpose of conducting business therein, Tenant shall pay Rent to Landlord, commencing as of the date Tenant so occupies such portion of any floor and continuing until the Commencement Date, at the rate of $0.0375 (Three and three quarter cents) per RSF of floor space contained within (i) the entire floor so occupied, if Tenant occupies more than fifty percent (50%) of any floor, or (ii) fifty percent (50%) of the floor so occupied, if Tenant occupies fifty percent (50%) or less or such floor, per day ("Daily Basic Rent"). (For example, if the second floor contains 25,000 RSF, and if Tenant, prior to the Commencement Date, occupies for business 10,000 RSF on such floor, then Tenant would be required to pay Daily Basic Rent, in the time and manner provided herein, at the rate of $0.0375 per RSF based on 12,500 RSF, until the Commencement Date; in the alternative, if at any time prior to the Commencement Date Tenant were to occupy for business more than 12,500 RSF of such floor, then Tenant would be required to pay Daily Basic Rent at the rate of $.0375 per RSF based on 25,000 RSF, until the Commencement Date). The total Daily Basic Rent owed by Tenant shall be paid to Landlord on the Commencement Date, except that if the Commencement Date shall not have occurred within thirty (30) days following the date on which Tenant took occupancy of a portion of any floor, the Daily Basic Rent shall be payable on the last day of each calendar month prior to the Commencement Date, with the final payment due to Landlord on the Commencement Date. Nothing under this Subparagraph 1(y) shall be construed as granting Tenant a free rent period.

         (z) "Parking Ratio": 3.6 non-tandem parking spaces in the Parking Area per 1,000 RSF of the Premise. All such non-tandem parking spaces shall be designated as "reserved." Landlord shall use good faith efforts to provide Tenant with at least ten (10) covered parking spaces as set forth in Subparagraph 37(a).

2.      PREMISES, COMMON AREAS & EXPANSION SPACE.

         2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord on the terms and provisions set forth in this Lease the Premises designated in Subparagraph 1(f) above, outlined on the Preliminary Floor Plan attached hereto and marked Exhibit "A-I" (which shall be deemed adjusted to fit the actual Premises once the Building is Substantially Completed) located in the Building described in Subparagraph 1(e) which, together with its related parking facilities ("Parking Area"), is located on the parcel or parcels of real property described in the legal description attached hereto as Exhibit "A-IV" ("Land"), all as outlined on the Site Plan attached hereto as Exhibit "A-II". The parties acknowledge that because this Lease is being signed before the Building, Project or Development (as such terms are defined herein) have been completed, that the Site Plan is not a precisely accurate representation of the Building, Project or Development (defined below), and that neither Landlord shall be in default, nor shall this Lease be voidable or terminable by Tenant if the Building, Project or Development is not precisely as shown on the Site Plan. The Premises shall be improved by Tenant with Tenant Improvements to be constructed by Tenant in accordance with the Work Agreement. The Premises being agreed, for the purposes of this Lease, to have an area approximately the number of RSF designated in Subparagraph 1(f) above (the exact number to be determined in accordance with Subparagraph 2.2) and being situated on the floors designated in Subparagraph 1(f) above. The Building, together with the Land, the Common Areas (as defined in Subparagraph
                  2.3 below), and all other easements, rights-of-way, and licenses are known as and shall be referred to herein as the "Development." The Development constitutes a portion of the Project, as defined above.

         2.2      Confirmation of RSF.

                  (a) Prior to the Commencement Date, Landlord shall deliver to Tenant a certificate from the space planner or architect who measured the space in the Base Building shell and core stating the RSF of the Building and the Premises in accordance with BOMA Guidelines and setting forth the calculations thereof, including the aggregating of all Common Areas. If Tenant agrees with the calculations set forth in the architect's or space planner's certificate, then Landlord and Tenant shall initial the certificate and attach it to this Lease and the calculations in the certificate shall be deemed to replace the RSF figures in Subparagraphs 1(e) and 1(f). If Tenant disagrees with such calculations, then Tenant shall, within sixty (60) days of receiving the architect's or space planner's certificate, give Landlord written notice of the opinion of Tenant's architect or space planner as to the RSF of the Building and the Premises in accordance with BOMA Guidelines. As a condition to the delivery of such notice, Tenant's space planner or architect shall have been actively engaged in the measurement of space in office buildings for a continuous period of at least three (3)years ending on the date of his or her appointment. If Tenant does not deliver such written notice to Landlord within the sixty(60) day period, then Tenant shall be deemed to have agreed with the calculations set forth in Landlord's architect's or space planner's certificate.

                  (b) Where Tenant has so disagreed with Landlord's architect's or space planner's calculations, and Tenant and Landlord cannot, together with their respective space planners or architects, agree within fifteen (15) days from and after Landlord's receipt of Tenant's architect's or space planner's opinion of the RSF of the Building and the Premises ("Discussion Period"), Tenant may request by written notice to Landlord that such disagreement be resolved by arbitration. If Tenant does not make such request within five (5) business days from and after the end of the Discussion Period, Tenant shall be deemed to have accepted Landlord's RSF figures for the Premises and the Building.

                  (c) If Tenant does so request to have the RSF figures determined through binding arbitration, the matter shall be submitted for decision to an independent arbitrator. Not later than fifteen (15) days from and after Landlord's receipt of Tenant's written request for arbitration, Tenant's and Landlord's space planners and/or architects shall select an arbitrator who shall have the same qualifications required for Tenant's architect or space planner, as provided herein, but shall not have performed work for either party or any of their respective principals. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's calculations of the RSF for the Premises and the Building is closest to the actual RSF determined by the arbitrator. The arbitrator shall within fifteen
                           (15) days of his or her appointment reach a decision as to whether the parties shall use Landlord's or Tenant's calculations of the RSF of the Building and the Premises, and shall notify Landlord and Tenant thereof. The decision of the arbitrator shall be binding upon Landlord and Tenant. The cost of the arbitrator shall be shared by Landlord and Tenant equally.

                  (d) If the arbitrator has not determined the RSF of the Building and the Premises prior to the Commencement Date, Tenant shall pay Monthly Basic Rent and Tenant's Percentage of Operating Expenses based upon the RSF calculations set forth in Landlord's architect's or space planner's certificate until such time as the arbitrator determines the RSF of the Building and the Premises. If the arbitrator selects Tenant's calculations, the next Monthly Installments of Rent shall be equitably adjusted.

         2.3 Common Areas. Tenant shall have the non-exclusive right, subject to the Rules and Regulations referred to in Section 30 below, any CC&Rs and/or any REA's (as such terms are defined in Subparagraph 13(e) hereunder) to use in common with other tenants in the Building and the Development, as the case may be, the following areas ("Common Areas") appurtenant to the
                  Development:

                  (a) The Building's common entrances, lobbies, restrooms, freight and passenger elevators, escalators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, shafts, wires and appurtenant equipment serving the Premises; and

                  (b) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas and similar areas and facilities appurtenant to the Building.

                           The parties acknowledge that certain of the foregoing items listed in Subparagraph 2.3(i) shall be located on full floors leased by Tenant, in which case, such items shall be deemed a part of the RSF of the Premises pursuant to BOMA Guidelines but shall nevertheless be constructed by Landlord in accordance with the Base Building Plans.

                           Landlord reserves the right from time to time as Landlord reasonably deems necessary, consistent with the quality of a first-class low rise office building complex:

                           (1) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, (including construction of a parking structure), loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, so long as Tenant's reserved parking spaces and other parking privileges are not materially and adversely affected thereby, the number of Tenant's parking spaces are not reduced and access to the Premises and Tenant's parking spaces are not materially and adversely affected;

                           (2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises and the Parking Area remains available;

                           (3) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Development, or any portion thereof, provided Tenant's use and occupancy of the Premises are not materially and adversely affected;

                           (4) To add additional improvements to the Common Areas of the Development (other than to the Building unless required by Applicable Law or, without any obligation to do so, to make the Building safer or more efficient); and

                           (5) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Development as Landlord may, in the exercise of sound business judgment, deem to be appropriate, provided Tenant's use and occupancy of the Premises and the Parking Area are not materially and adversely affected.

         2.4      Expansion Space.

          (a) As a material inducement for Landlord entering into this Lease, Tenant agrees that it shall be obligated in accordance with the terms of this paragraph to lease from Landlord, upon the same terms and conditions as those contained in this Lease, except with respect to the Tenant Improvement Allowance, which shall be determined as set forth below, the remainder of the Building not then leased by Tenant (the "Expansion Space"). Landlord shall deliver the Expansion Space to Tenant at any time between the sixty-first (61st) and seventieth (70th) months of the Term, with all Base Building improvements completed to the extent necessary for Tenant to begin constructing the Tenant Improvements, and with such additional improvements or alterations as Landlord may reasonably elect, provided that such improvements are in good condition and are at all times consistent with a general office use ("Required Condition"). The Expansion Space Delivery Date shall be five (5) business days after Tenant has received a factually correct notice from Landlord that the Expansion Space is in the Required Condition and available for Tenant's immediate and exclusive use. Tenant's Monthly Basic Rent, Tenant's
               Percentage of Operating Expenses and any other monetary obligations of Tenant which are based on the RSF of the Premises shall be equitably adjusted, and Tenant shall pay such increased rental amounts beginning on the earlier of (i) the date of
               Occupancy for Business in the Expansion Space, or (ii) one hundred twenty (120) days (also the "Construction Period") following the Expansion Space Delivery Date of the Expansion
               Premises (the "Expansion Space Commencement Date"). Tenant's Monthly Basic Rent for the Expansion Premises shall be the same as the Monthly Basic Rent Tenant is paying for the Initial Premises as of the Expansion Space Commencement Date (i.e. $15.73 per RSF), and the term of the Expansion Space shall be coterminous with the Lease Term. The Construction Period will be extended one day for each day Tenant is delayed in designing, constructing and moving into the Expansion Space because of Force Majeure Delays or Landlord Delays as defined in Exhibit B.

          (b) As of the Expansion Space Commencement Date, Tenant shall be entitled to additional parking spaces at the ratio stated in Subparagraph 1(z) above; however, Tenant shall not be entitled to any additional covered parking spaces.

          (c) In the event that Landlord delivers the Expansion Premises to Tenant previously improved for another tenant's occupancy, then Tenant shall be entitled to a Tenant Improvement Allowance of $12.50 per RSF for the design, construction and fixturizing of the Expansion Space. If, however, Landlord delivers the space to Tenant not previously improved for another tenant's occupancy (other than the Building Base shell and core work), then Tenant shall be entitled to a Tenant Improvement Allowance of $25.00 per RSF for the design, construction and fixturizing of the Expansion Space. Landlord shall pay the Tenant Improvement Allowance to
               Tenant at the time and in the manner specified in the Work Agreement attached hereto, to the extent applicable to the Expansion Space. The provisions of Sections 2, 3 and 4 of the Work Agreement to the extent applicable and to the extent not inconsistent with this Lease, shall apply to the design and construction of the Tenant Improvements in the Expansion Space.

          (d)  Following the Expansion Space  Commencement  Date, all references herein to the "Premises" (other than those specifically addressing the original construction of the Initial Premises and/or the Building) shall mean and include the Initial Premises as expanded by the Expansion Space, unless specifically stated otherwise herein.

         2.5 Quality of Construction - Standard for Maintenance, Repairs and Operation. Landlord hereby covenants that the Building will be constructed and operated in a first-class manner comparable to that of Comparable Buildings, free of all asbestos containing materials ("ACM") and in full compliance with all governmental regulations, ordinances, and laws ("Applicable Laws") to the extent such Applicable Laws are in existence and enforced in the manner and degree at the time of construction, including, but not limited to, laws pertaining to disabled access and laws pertaining to hazardous substances, in order to make the Premises, the Building and the Project suitable for business offices. In its obligation to comply with Applicable Laws, Landlord will be fully responsible for making all alterations and repairs to the Premises and the Building at its cost, which shall not be included as Operating Expenses (as defined in Subparagraph 6(a)(1) of the Lease), (a) required in order to comply with the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., as amended (the "ADA") (for purposes of this Lease, Landlord shall be deemed to have complied with ADA once Landlord has substantially completed Landlord's Work based upon plans for which a valid building permit was issued),
                  (b)  required to remove any and all ACM discovered at any
                  time to have existed in the Premises as of the Commencement Date, or (c) resulting from or necessitated by the failure by Landlord and/or Landlord's contractor to comply with the Applicable Laws, including from Landlord's and/or Landlord's contractor's utilization of hazardous substances. Landlord's obligation to perform such work in accordance with Applicable Laws as provided above shall exist and continue even though the time for performance under such Applicable Laws was contingent on (1) the passage of time or (2) the expenditure of money. Accordingly, with respect to any costs that Tenant incurs in connection with the construction of the initial Tenant Improvements, which Tenant would not have had to incur if the Building and Premises, to the extent of Landlord's Work as expressly set forth in the Base Building Plans were constructed in full compliance with the laws applicable to new construction as provided above, then Landlord shall reimburse Tenant for such increased costs. Otherwise, Landlord shall, subject to Tenant's repair obligations set forth in the Lease, maintain and operate the Building in a first class manner, keep the Building Structure and the Building Systems in first class condition and repair, maintain and provide services and security (without any liability whatsoever because of a breakdown in security, or the failure of security devices or personnel to adequately perform) to the Building in a first-class manner comparable to other first-class low rise tilt-up concrete office buildings in the City of Calabasas ("Comparable Building") the cost of which (except for capital improvements and repairs, as more specifically set forth in Section 6 of the Lease) shall be included in Operating Expenses, or paid for directly by Tenant (for maintenance and repair of the Premises only to the extent required by this Lease) if not normally included in Operating Expenses. Notwithstanding the foregoing, Landlord and Tenant agree that in no event shall Landlord's obligations be increased, nor shall Landlord be required to incur any cost or expense, beyond Landlord's obligations in the Base Building Plans as a result of any improvements, alterations or repairs made by or at the direction of Tenant.

3.       TERM AND OPTION TERM.

         3.1 Initial Term. The Term shall be for the period designated in Subparagraph 1(g) above, commencing on the Commencement Date and ending on the Expiration Date, unless the Term shall be sooner terminated as provided herein. Landlord shall deliver the Commencement Notice to Tenant within thirty (30) days after the Commencement Date and Tenant shall make such corrections, if any, as are appropriate, and sign and return the notice to Landlord within ten (10) business days of the Tenant's receipt thereof. In the event that Landlord shall fail to so deliver said Commencement Notice to Tenant within said thirty (30) day period, and following Tenant's ten (10) day prior written request for the same, then Tenant shall have the right to deliver the Commencement Notice to Landlord, and Landlord shall make such corrections, if any, as are appropriate, and sign and return the notice to Tenant within ten (10) business days of the Landlord's receipt thereof.

         3.2      Option to Extend Term.

                  (1) Landlord hereby grants to Tenant two (2) options (each an "Option") to extend the Term for a period of five (5) years each ("First Option Term" and "Second Option Term", respectivley, and generally, "Option Term"), provided that such extension (x) shall be for all or any contiguous portion of the Premises that includes either the ground, second and/or third floor then leased by Tenant, and (y) shall not be for less than all the space then leased by Tenant on any given floor, such that Tenant shall not be entitled herein to lease only a portion of any given floor.

                  (2) Each Option must be exercised by written notice received by Landlord ("Extension Notice") not less than one hundred twenty (120) days prior to the expiration of the Initial Term (or the First Option Term, if the Second Option Term is being exercised).

                  (3) Provided Tenant has properly and timely exercised the applicable Option, the Term shall be extended by the applicable Option Term and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Annual Basic Rent shall be modified as set forth in Subparagraph 3.2(iv)below, and all economic "tenant concessions" granted to Tenant hereunder, if any, shall be inapplicable  except  to  the  extent  the  same  are
                           included as part of the Fair Market Rental Rate if determination thereof is applicable. In connection therewith, Tenant shall be entitled to an additional tenant improvement allowance (to be used solely for the purposes provided herein) at the commencement of each Option Term equal in amount to that which other tenants of comparable spaces in Comparable Buildings are then receiving (taking into account the relevant factors listed below in Subparagraph 3.2(5)(i)); accordingly, the amount of such tenant improvement allowance shall be taken into account when determining the Fair Market Rental Rate (defined in Subparagraph 3.2(5)(i) below) applicable to the subject Option Term. If Tenant shall exercise its Option herein, the tenant improvement allowance shall be disbursed to Tenant in the same manner and on the same conditions as set forth in the Work Agreement, to the extent applicable to the Option Term. The tenant improvement allowance shall be used for the cost of renovating or redesigning the existing Tenant Improvements, or for the construction and design of new tenant improvements to the Premises, including without limitation, materials and labor, space planning and design, consultants' fees, permits, voice and data wiring, security, and signage, but not including the purchase, design or construction of Tenant's personal property.

                  (4) Subject to the limitations set forth in the provisions of Subparagraph 3.2(5) below, the Annual Basic Rent payable for the First and Second Option Terms shall be equal to the then Fair Market Rental Rate (as defined hereunder) for the Premises.

                  (5) Landlord shall provide notice of Landlord's determination of the Fair Market Rental Rate (as defined hereinbelow) of the Premises for the applicable Option Term within thirty (30) days after receipt of Tenant's Extension Notice. Tenant shall have fifteen (15)days ("Tenant's Extension Review Period") after receipt of Landlord's notice within which to accept Landlord's determination of the Fair Market Rental Rate for the Premises or to object reasonably thereto in writing. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days from and after Tenant's Extension Review Period ("Outside Agreement Extension Date"), then each party's determination shall be submitted to arbitration consistent with the procedures outlined below. Failure of Tenant to so elect in writing within such period shall be deemed its rejection of the Fair Market Rental Rate for the Premises as determined by Landlord.

                           The arbitration procedure for calculating the Fair Market Rental Rate for any Option Term where the parties are unable to agree upon the Annual Basic Rent shall be as follows:

               (i) Not later than fifteen (15) days from and after the Outside Agreement Extension Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser, which appointee shall have been active over the five
               (5) year period ending on the date of such appointment in the appraisal of first-class, office buildings in the Calabasas area. The determination of the third arbitrator described below shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the applicable Option Term is the closest to the actual Fair Market Rental Rate for such Option Term, as determined by the arbitrator, based upon what a willing, comparable tenant would pay and a willing, comparable landlord would accept at arm's length, for a new five (5) year lease on non-renewal but not first generation space for delivery on or about the expiration of the Initial Term or the First Option Term, as applicable, for comparable space in other comparable low rise office buildings in the Calabasas area similarly improved, giving appropriate consideration to the annual rental rates per rentable square foot, the type of escalation clauses (including, without limitation, operating expenses, real estate tax allowance and/or Consumer Price Index rental adjustments), rent concessions, if any, brokerage commissions, the length of the lease term, size and location of the premises being leased (including the floor level), quality and location of the project, tenant improvement allowances, if any, lease takeover payments, the then existing tenant improvements, the extent of services to be provided to the leased premises, the date as of which the Fair Market Rental Rate is to become effective and other generally applicable terms and conditions of tenancy for comparable sized space ("Fair Market Rental Rate").

               (ii) The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. Upon appointment of the third arbitrator, Landlord and Tenant shall each submit to the other and to the third arbitrator sealed envelopes containing their respective determinations of the Fair Market Rental Rate. If Landlord's and Tenant's determination are within five percent (5%) of each other, the third arbitrator shall average the determination. If such determinations are not within five percent (5%) of each other, the third arbitrator shall choose the determination closer to his own determination.

                           (iii)    The third  arbitrator  shall  within  thirty
                                    (30)  days  of  his   appointment   reach  a
                                    decision as to whether the parties shall use
                                    Landlord's or Tenant's submitted Fair Market
                                    Rental Rate, or, if Landlord's and Tenant's determination are within five percent (5%) of each other, the average of the two, and shall notify Landlord and Tenant thereof.

                           (iv) The decision of the third arbitrator shall be binding upon Landlord and Tenant.

                           (v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Extension Date, the arbitrator timely appointed by one of them shall reach a decision, notify
                                    Landlord  and  Tenant   thereof,   and  such
                                    arbitrator's decision shall be binding upon Landlord and Tenant.

                           (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth herein.

                             (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

                             (viii) If the  Fair  Market  Rental  Rate  for  the
                                    applicable   Option   Term   has  not   been
                                    determined  by  the   commencement  of  such
                                    Option  Term,  then  until the time the Fair
                                    Market   Rental   Rate  is   determined   in
                                    accordance with Subparagraph 3.2(5),  Tenant
                                    shall pay as Annual  Basic Rent the  greater
                                    of (a) the Annual  Basic Rent on a RSF basis
                                    as it is then  obligated to pay  immediately
                                    prior  to the  commencement  of such  Option
                                    Term as increased by the percentage increase
                                    in  the  Consumer  Price  Index  (All  Urban
                                    Consumers,   Los   Angeles-Anaheim-Riverside
                                    Metropolitan   Area,  as  published  by  the
                                    United States Department of Labor, Bureau of
                                    Labor Statistics;  "CPI" herein),  over that
                                    period  beginning  on the  date of the  last
                                    increase in the Annual Basic Rent and ending
                                    on the  date  of the  commencement  of  such
                                    Option  Term,  but not to exceed  Landlord's
                                    determination  of  the  Fair  Market  Rental
                                    Rate,  or (b) an amount  equal to the sum of
                                    Landlord's and Tenant's determination of the
                                    Fair Market  Rental Rate for the  applicable
                                    Option  Term  divided  by  two  (2).  If the
                                    arbitration  procedure  results  in a higher
                                    Annual  Basic  Rent than that paid by Tenant
                                    prior   to   date   of   the    arbitrators'
                                    determination,  Tenant  shall  make  up  the
                                    difference  and pay such  amount to Landlord
                                    along with the next  installment  of Monthly
                                    Basic Rent due. If the arbitration procedure
                                    results  in a lower  Annual  Basic Rent than
                                    that paid by Tenant prior to the date of the
                                    arbitrators'  determination,   Tenant  shall
                                    receive a credit against any next succeeding installment(s) of Monthly Basic Rent to the extent of such overpayment.

                                    Notwithstanding the foregoing, an Option shall not be deemed properly exercised, if, as of the date of the Option Notice, or at the end of the then current Option Term, Landlord has given Tenant notice that Tenant is in monetary default or other material default under this Lease and any applicable cure period has lapsed without Tenant's curing such default, and the period within which the Option may be exercised shall not be extended by reason of Tenant's inability to exercise such Option as a result thereof.

         3.3 Cancellation Option. Notwithstanding the foregoing, Tenant shall have the option to cancel this Lease upon 30 days' notice to Landlord in the event that the Delivery Date has not occurred by July 1, 1997, except to the extent due to Tenant Delays. Landlord shall not be liable for any damages suffered by Tenant as a result of Landlord's failure to timely deliver the Base Building by the date hereinabove described, and Tenant's remedies in connection therewith shall be limited to:
                  (i) canceling this Lease, or (ii) suing for specific performance.

         3.4 Possession. Tenant agrees that if the Delivery Date has not occurred by July 1, 1997, or any Expansion Space has not been delivered to Tenant by the date otherwise anticipated by the parties, as applicable, this Lease shall not be void or voidable, except as expressly set forth in Subparagraph 3.3 above, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

         3.5 Early Entry into Premises. Tenant, upon providing Landlord with at least two (2) business days' prior notice, may enter the Premises after the execution and delivery of this Lease by Landlord and Tenant in order to commence design work in connection with the construction of the Tenant Improvements; provided, however, that (i) prior to Substantial Completion of the Building (as such term is defined in Subparagraph 1(k) above), Tenant's early entry shall not interfere with Landlord's construction of the Base Building, and to the extent Tenant's early entry does interfere with Landlord's construction activities, such interference shall constitute a Tenant Delay (as defined in Section 1.4 of the Work Agreement), (ii) Landlord shall not be responsible for, and Tenant is required to obtain insurance covering, any loss caused by Tenant or those entering the Premises on behalf of Tenant to design or construct the Tenant Improvements, including theft, damage or destruction to any work or material installed or stored by Tenant or any contractor or individual involved in the construction of the Tenant Improvements, or for any injury to Tenant or Tenant's employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, "Tenant's Employees") or to any other person; and (iii) Landlord shall have the right to post the appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Section 22 hereof.

4.       NONDISTURBANCE AGREEMENT.

         4.1 Landlord warrants that on the date of this Lease Landlord owns the Development free and clear of the interest of any ground lessor or mortgage holder, and as a result, Tenant shall not need a non-disturbance agreement (as defined below) to protect its leasehold interest against such interests. Tenant acknowledges that Landlord has provided Tenant with a copy of that certain Preliminary Title Report issued by Chicago Title Company, dated January 10, 1996, with respect to the Development, and that it has satisfied itself that, as of the date of this Lease, no monetary liens exist thereon for which Tenant would require a non-disturbance agreement from any holder thereof.

         4.2 As a condition to Tenant's obligation to subordinate its interest under the Lease to the interest of any lien holder, Landlord shall first provide Tenant with commercially reasonable non-disturbance agreement(s) substantially in the form of Exhibit "H" attached to the Lease in favor of Tenant from any mortgage holder, ground lessor or other lien holder (each, "Superior Mortgagee") of Landlord who later come(s) into existence at any time prior to the expiration of the Term of the Lease, as it may be extended. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense.

         4.3 Notwithstanding anything to the contrary set forth in this Lease, in the event that Landlord fails to pay to Tenant the Tenant Improvement Allowance (including allowances, if any, for expansions, renewals, initial construction, remodeling or refurbishing), the Superior Mortgagee or such other successor to the interests of Landlord and/or the Superior Mortgagee shall pay to Tenant, together with interest at the Interest Rate (as defined in Section 59 below), such unpaid amounts and shall recognize and honor any remaining credit of Base Rent and/or Operating Expenses. With respect to all such payments, interest thereon shall be computed from the date such amounts should have been paid until the date such amounts are in fact paid.

         4.4 All commercially reasonable non-disturbance agreements shall acknowledge that, and Landlord hereby independently agrees that, to the extent Landlord has failed to fulfill its obligations with respect to the payment of any Tenant Improvement Allowance (including allowances for expansions, renewals, initial construction, remodeling or refurbishing), or the cost incurred by Tenant of constructing or completing the Tenant Improvements which were required to be constructed or completed by Landlord at Landlord's expense ("Key Obligations"), Tenant may deduct the amount of the Key Obligation which Landlord has not paid, together with interest thereon at the Interest Rate, from the Rent (defined in Subparagraph 5(a) below) next coming due and payable, from time to time, under the Lease.

                  In addition to the foregoing, Landlord agrees that if Landlord has failed to pay the Tenant Improvement Allowance in accordance with Landlord's obligations, Tenant may deduct the amount thereof which Landlord has not paid, together with interest at the Interest Rate, from the Rent next coming due and payable, from time to time, under the Lease.

5.       MONTHLY BASIC RENT.

               (a) Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(n) in equal monthly installments of Monthly Basic Rent (collectively, "Monthly Installments") each in advance on the first day of each calendar month during the Term. Rent for any partial calendar month during the Term shall be prorated and payable in the proportion that the number of days this Lease is in effect during such calendar month bears to thirty (30). In addition to the Annual Basic Rent, Tenant agrees to pay as additional rent the amount of rental adjustments and other occupancy costs required expressly by Section 6 below and generally by any other terms of this Lease. The terms "rental" "rent" or "Rent" have identical meanings and include all monetary obligations of Tenant under this Lease, including additional rent unless the context clearly or specifically implies that only Annual Basic Rent is referenced. All Rent shall be paid to Landlord when due, without prior demand or notice and without any abatement (except as expressly provided herein), deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in Subparagraph 1(b) hereof or to such other person or at such other place as Landlord may from time to time designate.
               (b) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent, including, without limitation, any Monthly Installment and all other additional charges to be paid to Landlord in accordance with this Lease, will cause Landlord to incur costs not contemplated in the agreement of the monetary and other terms of this Lease, the exact amount of which are presently anticipated to be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Land and other expenses of a similar or dissimilar nature. Accordingly, on the first occasion within a Lease Year in which Tenant fails to make any Rent payment when due, and Tenant further fails to make payment of the same within ten (10) days after Landlord's delivery of written notice to Tenant that the same is past due, in addition to such Rent payment, Tenant shall pay to Landlord a late charge equal to two percent (2%) of the overdue Rent. After such first occasion, Tenant shall incur a late charge equal to two percent (2%) of the overdue Rent on any further rent payments not made within two (2) business days of Tenant's receipt of a notice from Landlord that such Rental payment is past due, without the necessity of any further notice. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment to Tenant. In addition, and unless expressly stated otherwise herein, any payment, including, without limitation, any Monthly Installment or additional charges called for under this Lease, is not paid when due hereunder, the amount unpaid shall bear interest from the date due, until the same have been fully paid, at the Interest Rate (as defined in Subparagraph 59 below). The payment of said late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord or Tenant from exercising any other rights and remedies available to Landlord or Tenant. Notwithstanding the foregoing, Landlord shall not assess a late charge against Tenant for the first late payment hereunder during each Lease Year unless such late payment is not paid in full to Landlord within five (5) business days after notice of such late payment by Landlord to Tenant.

6.       ADDITIONAL RENT.

         (a) For the purposes of this Subparagraph 6(a), the following terms are defined as follows:

                  (1) Operating Expenses: Operating Expenses shall consist of all costs, expenses and disbursements of ownership, management, maintenance, operation, administration and repair of the Building, Common Areas, Development and Project and related off-site areas ("Operating Expenses"), including the following costs by way of illustration, but not limitation: any and all assessments Landlord must pay for the Building and other improvements pursuant to any CC&Rs, REAs (as such terms are defined in Subparagraph 13(e)), tenancy-in-common agreements or similar restrictions and agreements affecting the Development or the Project; real property taxes (defined below) and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both; water, water management, and sewer charges (including without limitation, maintenance and repair of private sewer lines and sewer hook-ups for the Building or the Premises); accounting, legal and other consulting fees; the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building (including deductible amounts thereof, exclusive of any portion of the deductible paid under a policy of earthquake insurance); utilities (including, without limitation any utilities serving off-site Mitigation Area); window washing; security; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Project or the Premises or the parking facilities serving the Project or premises (collectively, "Governmental Required Expenditures"); any financing costs of same obtained by Landlord on financing of any repairs, alterations, replacements and improvements where Landlord is entitled to pass through the cost thereof under this Lease; repairs, alterations, replacements and improvements made for safety of persons or property in or about the Project or Common Areas (colectively, "Safety Expenditures"); the costs of any other capital expenditures to the extent of any reduction in Operating Expenses ("Efficiency Expenditures"); costs reasonably required to maintain the Development and Project in first class condition and repair as existing on the Commencement Date ("Maintenance Expenditures"); costs incurred in the management of the Building, if any (including supplies, wages and salaries of employees to the extent used in the management, operation and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto); any exaction, assessment, fee, charge or other cost relating to any and all governmentally mandated transportation system management programs and other transportation and traffic measures applying to the Development and Project; Building management office rental, not to exceed the fair market rental value of such office and provided such office is not materially larger than necessary and only for the portion devoted exclusively to management of the Development and/or Project; a management fee not to exceed that payable to first class managers of Comparable Buildings who are not owned, controlled or affiliated with the Landlord; air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; warranties; repair and maintenance of the structural portions of the Building, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, and all other upkeep of all Parking Area and Common Areas; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs which shall be the sole responsibility of Tenant); personal property taxes levied on or attributable to personal property used in connection with the Project; reasonable audit or verification fees; costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items; and costs and expenses incurred in connection with the leasing and management of any parking facility used in connection with the Project, including, but not limited to, the cost for payroll for clerks, attendants and other persons, including payroll taxes and benefits, payroll processing, bookkeeping, janitorial and cleaning services, striping and painting of parking spaces, repair and maintenance of parking equipment, and traffic signs.

                           The term "Operating Expenses" shall additionally include all costs of operation, management, maintenance and repair (collectively, "Maintenance") of the Project Common Areas to the extent (i) such Maintenance is performed with respect to the Project as a whole (including the Development) and is not separately allocable to any single building or parcel in the Project (e.g. costs of security personnel patrolling the entire Project), or (ii) such Maintenance is performed pursuant to any recorded declarations, CC&Rs, REAs or the like, affecting the Project. "Operating Expenses" shall further include the cost of landscaping, maintaining and repairing that area designated on the attached Site Plan as the "Mitigation Area." Notwithstanding anything herein to the contrary, Tenant's Percentage of the additional Operating Expenses described in this paragraph only shall equal the proportion that the RSF of the Premises bears to the total RSF of all buildings in the Project.

                           Because Tenant agrees that Tenant shall be solely responsible, at its sole cost, for providing its own janitorial services and utilities for the Premises, Operating Expenses shall not include any janitorial expenses or utility use charges provided to any other tenants.

                           If the Building and/or Project is not fully constructed and completed and/or does not have at least one hundred percent (100%) of the RSF of the Building and/or Project occupied during any calendar year period, then the variable portion of the Operating Expenses for such period shall be deemed to be equal to the total of (i) the Operating Expenses, other than real property taxes, which would have been incurred by Landlord if the Building and/or Project had been fully constructed and completed and one hundred percent (100%) of the RSF of the Building and/or Project had been occupied for the entirety of such calendar year and (ii) the actual real property taxes as defined below. The annual amortization of costs shall be determined by dividing the original cost of such capital expenditure by the number of years useful life of the capital item acquired, which useful life shall be reasonably determined by Landlord. Operating Expenses shall be computed according to the cash or accrual basis of accounting, as Landlord may elect in accordance with standard and reasonable accounting principles employed by Landlord. Landlord further agrees that since one of the purposes of Operating Expenses and the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not be entitled to charge Tenant more than Tenant's Percentage of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Building, and
                           (ii) Landlord shall make no profit from Landlord's collections of Operating Expenses from Tenant.

                           Notwithstanding anything to the contrary in the definition of Operating Expenses and real property taxes, Operating Expenses and real property taxes shall not include the following except to the extent specifically permitted by a specific exception to the following:

                           (i)      any ground lease rental;

                           (ii)     capital expenditures of Landlord in
                                    initially constructing the Development;

               (iii) all costs of a capital nature (including, without limitation, capital repairs, replacements, improvements and equipment), as determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied "Capital Items"), if applicable, other than Governmental Required Expenditures incurred by Landlord after the Commencement Date for any capital improvements to the extent installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Commencement Date (or enacted before the Commencement Date, but enforced in a different manner after the Commencement Date), Efficiency Expenditures (provided the annual amortized costs of any Efficiency Expenditures do not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant), Maintenance Expenditures or Safety Expenditures. Any allowed costs of a capital nature (including interest costs thereon) included in Operating Expenses shall be amortized as provided above;
                           (iv)     costs incurred by Landlord for the repair of
                                    damage to the  Building  to the extent  that
                                    Landlord   is    reimbursed   by   insurance
                                    proceeds,  governmental agencies or entities
                                    or any tenant of the  Development  and costs
                                    of  all  capital   repairs,   regardless  of
                                    whether   such   repairs   are   covered  by
                                    insurance;

                           (v) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupant improvements made for tenants in the Development or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant office and retail space (i.e., other than Common Areas) for tenants or other occupants of the Development;

               (vi) depreciation, amortization and interest payments, except as provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with GAAP, consistently applied, if applicable and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

               (vii)
               leasing commissions, attorneys' fees, marketing costs, advertising expenses, payments, credits, free rent, lease takeover obligations, other inducements and other costs and expenses incurred in connection with the leasing of space, or negotiations and preparation of letters, deal memos, letters of intent, leases, subleases, and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment, negotiations and transactions or disputes with present or prospective tenants or other occupants of the Development concerning their particular leased premises;
                           (viii) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant or any other tenant is charged directly but are not offered to another tenant or occupant of the Building;

                           (ix) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Development;

                           (x) costs paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis;

                           (xi) except for Governmental Required Expenditures Efficiency Expenditures, Safety Expenditures and Maintenance Expenditures, interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument (including refinancings) encumbering the Development or the Land (except as permitted in Subsection (iii) above);

                           (xii) Landlord's general corporate overhead and general and administrative expenses or costs for which Landlord has been compensated by a management fee and any management fee in excess of those management fees which are normally and customarily charged by comparable landlords of Comparable Buildings;

               (xiii) costs of, including compensation paid to clerks, attendants or other persons, in excess of revenues from, commercial concessions operated by Landlord serving the Development where such concessions are operated for a profit or in the Parking Area of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (and/or of the Project) provided, however, that if Landlord provides such parking to Tenant free of charge or at a reduced rate, to the extent that Tenant's Proportionate Share of such expenses exceeds an amount paid by Tenant for such parking, those expenses may be included as part of Operating Expenses;
                           (xiv)    except   for   making   repairs  or  keeping
                                    permanent systems in operation while repairs
                                    are being made,  rentals  and other  related
                                    expenses    incurred    in    leasing    air
                                    conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, or not reasonably necessary or appropriate to operate or maintain the Building in a first class manner, other than Governmental Required Expenditures, Safety
                                    Expenditures,  Efficiency  Expenditures  and
                                    Maintenance Expenditures;

                           (xv) all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                           (xvi) advertising and promotional expenditures and purchasing, constructing, repairing, maintaining or removing  costs of signs,  or
                                    any legal  expenses  incurred in  connection
                                    with  securing  any  required   governmental
                                    approvals therefor in or on the Building, identifying the owner of the Building;

                           (xvii) utility costs for which Tenant or any tenant directly contracts with the local public service company;

                           (xviii) interest or penalties incurred as a result of Landlord's inability or unwillingness to make payments and/or to file any tax or informational returns when due;

                           (xix) costs for sculpture, paintings or other art work;

                           (xx) costs for off-site personnel, including accounting services, to the extent such personnel do not perform services for the Development;

                           (xxi) costs to acquire, finance, construct, equip and complete the Development, the cost of utilities consumed in connection with the construction and completion of the Development or any space therein, any costs to complete "punchlist"
                                    matters in the common areas, Premises or any
                                    other portions of the Development, and costs
                                    incurred in  connection  with  replacing any
                                    defective    portion   of   such    original
                                    construction;

                           (xxii) costs (other than tax increases) in connection with the purchase or sale of the Development or Landlord or any portion of or interest (direct or indirect) in either;

                           (xxiii)  unreimbursed  expenditures  by Landlord  for
                                    (i) HVAC  provided  to other  tenants to the
                                    extent  such  tenants  receive  such HVAC at
                                    costs  below those  charged to Tenant  under
                                    this  Lease  and (ii) the cost of  providing
                                    janitorial  services to other tenants to the
                                    extent  such  tenants   receive   janitorial
                                    services  in  excess  of  that  provided  to
                                    Tenant under this Lease,  or the cost of any
                                    non-common  area   janitorial   expenses  if
                                    Tenant provides its own janitorial services;

                           (xxiv) costs arising from Landlord's charitable or political contributions;

                           (xxv) costs to repair latent defects in the Base Building or improvements or repairs made by Landlord;

               (xxvi) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid; provided, however, that it is the prevailing practice in Comparable Buildings to pay such assessments or premiums on an earlier basis and Landlord pays on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord;

               (xxvii) any compensation fee (as opposed to a reimbursement or pass-through charge) payable to the parking operator of the Parking Area;

                           (xxviii) cost,   including   penalties   or   damages
                                    incurred due to such non-compliance, to correct Landlord's failure to comply and conform with the Americans With Disabilities Act or any other Applicable Law on the date the building permit was issued for the construction of the Base Building, provided such Applicable Law was routinely enforced in the manner and degree being enforced on the date the building permit therefor was issued;

                           (xxix) except for making repairs or keeping permanent Building Systems in operation while repairs are being made, rentals and other related expenses incurred in leasing, air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature except equipment not affixed to the Building which is used in providing janitorial or similar services;

                           (xxx) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in Subsection (ii) above (excluding, however, Capital Items where the costs thereof is permitted to be passed through as an Operating Expense under this Lease as provided above or permitted equipment not affixed to the Building which is used in providing janitorial or similar services);

                           (xxxi) Overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to Building to the extent the same exceeds the costs of such goods and/or services rendered by substantially all unaffiliated third parties on a competitive basis;

                           (xxxii) To the extent that Tenant will be paying directly for electricity, gas, and other utilities used within its Premises (collectively, "Separately Metered
                                    Utilities"),  and so long as Tenant  will be
                                    providing  janitorial  services  for its own
                                    Premises,  Landlord  shall  not  include  in
                                    Operating   Expenses   the   cost   of  such
                                    utilities or janitorial  services  which are
                                    provided   to  any   other   tenant  in  the
                                    Building; or

                           (xxxiii) water  services  provided and costs incurred
                                    in connection with the operation of the retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the RSF of the Building and to the extent the services and tax costs do not exceed that which would have been incurred had the retail and/or restaurant space been used for general office purposes.

         (b) "Real property taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including without limitation any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Development, including, but not limited to, the following:

                  (1) any tax on Landlord's "right" to rent or "right" to other income from the Development or as against Landlord's business of leasing the Development;

                  (2) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by any governmental agencies for such services as fire protection, street, sidewalk and road maintenance, transportation management, utility or water regulations, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purpose of this Lease;

                  (3) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Development or rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                  (4) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;

                  (5) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Development is a part; and

                  (6) reasonable legal fees and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes.

                           If the tax assessor does not specifically identify tenant improvements in its assessment, Landlord shall pay any real property taxes associated with the tenant improvements of all tenants and include such taxes in Operating Expenses. If the tax assessor does specifically identify tenant improvements in its assessment, any real property taxes associated with tenant improvements based on tenant improvements being valued at an amount not to exceed Twenty-five Dollars ($25.00) per RSF shall be included in Operating Expenses and Tenant shall be responsible for all real property taxes associated with the Tenant Improvements above such amount pursuant to Subparagraph 12(b).

                           Notwithstanding any provision of this Subparagraph 6(b) expressed or implied to the contrary: (1) "real property taxes" shall not include Landlord's federal or state income, franchise, gift, capital stock, transfer, inheritance or estate taxes; (2) Tenant's Percentage of real property taxes included in Operating Expenses shall be based on the actual real property taxes payable for the Development, and Tenant shall pay real property taxes as they are paid by Landlord directly to the appropriate taxing authority or into an impound account as required by the holder of a beneficial interest of a deed of trust or mortgage encumbering the Building, which shall be on the later of (i) ten (10) days after notice to Tenant stating the amount due and, if no such impounds are required to be paid, a copy of the tax bill or (ii) five (5) days before payment is due;
                           (3) real property taxes shall not be adjusted by Landlord to represent a fully assessed building, until so assessed by the appropriate taxing authority; and (4) Tenant shall not be liable for any share of late fees or penalties due to Landlord's failure to pay real property taxes on time. In addition, Landlord agrees that to the extent that the real property tax component of the Operating Expenses is increased due to the first sale of the Building during the initial Term (i.e., prior to any Option
                           Term), Tenant's Operating Expenses shall not be increased as a result thereof during the initial Lease Term to the extent such increase exceeds the increase that would have occurred had no such sale or transfer taken place. Following such first sale, if any event shall occur which causes a reassessment, and thereby causes an increase in real property taxes, the real property taxes payable by Tenant shall be increased accordingly without regard to any prior limitation on increases in real property taxes agreed to above. The foregoing exclusions from real property taxes are not intended to exclude any annual increases in real property taxes. Notwithstanding the foregoing, Tenant shall be liable for all taxes, assessments or governmental charges attributable to a Change of Ownership Assessment resulting from a sale, transfer or other change in ownership, which sale, transfer or change in ownership occurs subsequent to the first sale of the Development.

                           Tenant may attempt to have the assessed valuation of all or part of the Development or Tenant's personal property reduced or may initiate proceedings to contest the real property taxes or personal property taxes. Upon Tenant's request, or if required by applicable law, Landlord shall reasonably join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any reasonable costs or fees reasonably incurred by Landlord in connection therewith. Within thirty (30) days after the final determination of any proceeding or contest, Tenant shall pay the taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. Notwithstanding the foregoing and provided Tenant pays such taxes when required by the taxing authority, Tenant shall pay the taxes (and such other amounts, as applicable) under protest, whether or not such payment under protest is necessary to contest the amount of taxes or to prevent the sale of the Development under a "tax sale" or similar enforcement proceeding. If any contest of taxes with respect to the Development results in a reimbursement by one or more taxing authorities of some or all of the tax payments previously made by Tenant with respect to the Development, Tenant shall be entitled to the full amount of such reimbursement to the extent of any payment by Tenant.

         (c) (1) At least forty-five (45) days prior to the Commencement Date, Landlord shall endeavor to deliver to Tenant an estimate of Tenant's Percentage of Operating Expenses for the first year of the Lease Term (i.e., the period commencing on the Commencement Date and expiring on December 31 of said calandar year) ("First Year Estimate",
                  and Tenant shall pay to Landlord concurrently with the first payment of Monthly Basic Rent after the Commencement Date, and then monthly thereafter together with each regular payment of Monthly Basic Rent until the revised Estimate Statement takes effect, the amount set forth in the First Year Estimate Statement multiplied by a fraction, such fraction being the number of calendar months remaining in such calendar year from and after the Commencement Date divided by 12.

                  (2) By the end of each calendar year during the Term, Landlord shall endeavor to deliver to Tenant a statement ("Estimate Statement") wherein Landlord shall estimate the
                 Operating Expenses (except for any portion attributable to real property taxes) for the immediately following calendar year. Not more often than once in any calendar year, if Landlord determines that Tenant's Percentage of the Operating Expenses for such calendar year exceeds (or is less than) that set forth in the Estimate Statement, and such excess is substantial, extraordinary and non-budgeted (or any expected substantial expense does not occur) then Landlord shall deliver to Tenant, as appropriate, a revised Estimate Statement and Tenant shall pay to Landlord, or Landlord shall credit Tenant's next monthly Rental payments coming due or pay to Tenant, as appropriate, within fifteen (15) days of the delivery of such revised Estimate Statement, the difference between such revised Estimate Statement and the original
                  Estimate Statement for the portion of the current calendar year which has then expired, and pursuant to Landlord's notice to Tenant, Tenant shall either (a) pay during the balance of such current calendar year a fraction of the balance of such difference as would fully amortize such excess over the remaining months of the then current calendar year or (b) reduce its monthly payment during the balance of such current calendar year by an amount to account for the revised Estimate Statement's being less than the original Estimate Statement, as appropriate.

                  (3) If Landlord has not given Tenant an Estimate Statement before December 31 for the immediately following calendar year, then during the immediately following calendar year, until such Estimate Statement is given to Tenant, Tenant shall continue to pay its Percentage Share of Operating Expenses at the same rate as for the immediately preceding calendar year. Once such Estimate Statement is rendered, it shall be considered a revised Estimate Statement, as provided under
                  (ii) above, and Tenant shall pay Landlord Tenant's Percentage of Operating Expenses for such calendar year accordingly.

                  (4) The Operating  Expenses  (excluding  real property  taxes)
                  estimated in the Estimate Statement shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly Rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be paid concurrently with the regular monthly Rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement is rendered.

                  (5) By the first day of April of each succeeding calendar year during the Term, Landlord shall endeavor to deliver to Tenant a statement ("Actual Statement") wherein Landlord shall state the actual Operating Expenses for the preceding calendar year, certified by Landlord. If the Actual Statement reveals a greater increase in Tenant's Percentage of Operating Expenses than was estimated by Landlord in the Estimated Statement (as revised) delivered as provided herein, then within thirty (30) days after receipt of the Actual Statement from Landlord, Tenant shall pay a lump sum equal to said total increase. If the Actual Statement reveals a lesser increase (or a decrease) in Tenant's Percentage of Operating Expenses than was estimated by Landlord in the Estimated Statement (as revised), then upon receipt of Landlord's Actual Statement, any overpayment made by Tenant on the monthly installment basis provided above shall be credited toward the next monthly Rent falling due and the monthly installment of Tenant's Percentage of Operating Expenses to be paid pursuant to the then current Estimate Statement shall be adjusted to reflect such lower expenses from the most recent calendar year, or if this Lease has been terminated, such excess shall be credited against any amount which Tenant owes Landlord pursuant to this Lease and, to the extent all amounts which Tenant owes Landlord pursuant to this Lease have been paid, Landlord shall within ten (10) business days of receipt by Tenant of the Actual Statement pay such excess to Tenant. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 6 shall not constitute a waiver of its right to require an increase in rent nor shall it relieve Tenant of its obligations pursuant to this Section 6, except that Tenant shall not be obligated to make any payments based on such estimate or statement until ten (10) days after receipt of such estimate or statement.

                  (6) In the event Tenant shall dispute the amount set forth in the Actual Statement described above in this Subparagraph 6(c) and/or the amount due as Operating Expenses pursuant to Lease
                  Section 6, Tenant shall have the right not later than two (2) years following receipt of such Actual Statement to cause Landlord's books and records with respect to the preceding calendar year (and previous years if necessary to review or audit properly Landlord's books and records with respect to such actual statement in question) to be reviewed and photocopied by Tenant or its representatives or to be audited by an accountant who shall be at least of a quality consistent with accountants typically hired by nationally recognized public accounting firms at Landlord's office. If after reviewing and photocopying Landlord's books and records, Tenant disagrees with the calculations set forth in the Actual Statement and/or the amount due as Operating Expenses pursuant to Lease Section 6, then Tenant shall, not later than two (2) year from and after receiving the Actual Statement, give Landlord written notice of Tenant's opinion of the Operating Expenses for the Building for such calendar year. If Tenant does not deliver such written notice to Landlord within the two (2) year period, then Tenant shall be deemed to have agreed with the calculations set forth in the Actual Statement. If Landlord and Tenant disagree over the Actual Statement, either party may submit the matter to arbitration in accordance with the rules and regulations of the American Arbitration Association. In no event, however, shall Tenant have the right to withhold payment of all or any portion of the amount stated as due in such Actual Statement. The amounts payable under this Subparagraph 6(c) by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. The cost of such review or audit shall be borne by Tenant; provided, however, that if upon resolution of the dispute it is determined that Landlord's originally delivered Actual Statement overstated Operating Expenses (excluding real property taxes) for the Development by more than five percent (5%), Landlord shall pay Tenant within thirty (30) days of such determinations Tenant's actual and reasonable audit expenses incurred in auditing such Actual Statement.

                  (7) Neither the accounting firm or Lessee's employees shall be compensated on a contingent fee, commission or bonus basis, but must only be compensated on a flat salary, fee or hourly basis.

                  (8) Landlord shall maintain in a safe and orderly manner all of its records pertaining to the additional rent payable pursuant to this Section 6 for a period of three (3) years after the completion of each calendar year. Landlord shall maintain such records on a current basis and in sufficient detail to permit adequate audit and review thereof and, at all reasonable times, in reasonable coordination with Landlord's schedule, during Landlord's regular business hours, copies of such records, at Tenant's expense, shall be available to Tenant or its representatives for such purposes at the office of the Building.

         (d) Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated expenses paid within thirty (30) days after receipt of such final determination and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant within thirty (30) days after receipt of such final determination.

         (e) Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year and the year prior to the applicable year.

         (f) In the event Tenant ceases, and has given Landlord written notice that Tenant has ceased, to occupy one (1) or more floors of the Premises (and provided Tenant is still leasing and paying Monthly Basic Rent on the same), Tenant shall receive a credit against Operating Expenses equal to the actual reduction in the use of utilities (excluding Separately Metered Utilities) and services in the Building resulting from Tenant's vacancy of such portion of the Premises.

7. CONSTRUCTION OF THE TENANT IMPROVEMENTS AND THE BASE BUILDING. Construction of the Tenant Improvements and the Building shall be done in accordance with the terms of the Work Agreement attached hereto as Exhibit "B."

8.       USE.

               (a) Tenant shall use the Premises for general office use and other related legally permitted uses consistent with a first-class office building in the Calabasas area, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building, nor grant any use or access right therein to the general public or any person other than those employed by or invitees of Tenant. Tenant shall not use or occupy the Premises in violation of (i) any Applicable Law, (ii) any recorded CC&R or REA affecting the Development, or
               (iii) the certificate of occupancy issued for the Building, and Tenant shall, upon receipt of written notice from Landlord or any governmental authority having jurisdiction, immediately discontinue any use of the Premises which is declared by any such governmental authority to be a violation of Applicable Law or of said CC&Rs, REAs or certificate of occupancy.

               (b) Tenant shall comply at Tenant's cost and expense with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises or Tenant's Work, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or its successor, or any other organization performing a similar function. Provided, however, notwithstanding any provision in this Lease to the contrary, Tenant shall not be obligated to make any modifications to the Building Structure or Building Systems except to the extent of a Tenant Related Cause. A "Tenant Related Cause" means any alteration, improvement or other work required by Applicable Law or standard building practices to be made to the Building including, without limitation, the ADA on account of Tenant's particular use, manner of use, occupancy or manner of occupancy of the Premises, Building and/or Parking Area in excess of that necessary to use the Premises for general office uses typical of tenants of Comparable Buildings (e.g., the Premises having private exclusive washrooms or kitchens or any other similar Tenant-caused-reason which triggers such compliance and/or upgrades and is not necessary for general office use) or the particular type of improvements, alterations or additions made by or at the direction of Tenant, which would not be required to use the Premises for general office use. In addition, Tenant acknowledges that Tenant shall be responsible for complying with all Applicable Laws within the Premises (exclusive of any Building Structure or Building Systems (each defined below) unless modifications are required to be made to the Building Structure or Building Systems on account of a Tenant Related Cause). Tenant shall promptly upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section 8. Consistent herewith, Tenant shall participate in and comply with all governmentally mandated water management and rationing programs or other environmental or safety programs applicable to the
               Development from time to time. Furthermore, Tenant shall participate in and comply with any and all governmentally mandated transportation system management and transportation demand management programs and other transportation and traffic measures applicable to the Development from time to time.

         (c) Tenant shall not do or permit anything to be done in or about the Premises which will in any material way obstruct or interfere with the rights of other tenants or occupants of the Building or the Development, or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair, normal wear and tear excepted, at Tenant's cost and expense.

               (d) Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises if required to properly distribute the weight thereof. However, if Tenant designates the location of the areas to be reinforced on a timely basis, Landlord shall complete such reinforcement as part of the Base Building improvements and only charge Tenant actual, out-of-pocket costs for performing such work and ordering extra materials. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building Structure or to any other space in the Building and noticeable by a person outside the Premises shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Except as provided in this Subparagraph 8(d), Tenant shall be responsible at Tenant's cost and expense for all structural engineering and other engineering and consultants required to determine structural load, vibration and noise related to Tenant's furnishing and equipment.

               (e) During the entire Term of the Lease, the Premises shall not be used as or for any retail uses, mission, restaurant, food operations (except for an employee and guest cafeteria and executive dining facility as specifically permitted under this Lease), school, clubhouse, church, auction, "boiler-room", tanning salon or any use which creates pedestrian or vehicular traffic beyond that created by normal office use in a first class office building. Notwithstanding the foregoing and subject to Tenant's compliance with Applicable Laws (the cost of which shall be borne entirely by Tenant), Tenant shall have the right, during all times when Tenant is leasing the entire RSF of the Building, to use the Premises, or any portion thereof, for a government office and/or consulate.

9.       PAYMENTS AND NOTICES.

         All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address first set forth in Subparagraph 1(b) above or at such other place as Landlord may hereunder designate in writing. Any notice, consent, approval, election, demand or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by reputable air courier, sent by prepaid registered or certified United States mail with return receipt requested, or sent by facsimile, and shall be deemed to have been given upon the earliest of (i) receipt, (ii) one business day after delivery in the United States to a reputable air courier for overnight expedited delivery service for delivery within the Unites States, (iii) three (3) business days after the date upon which it has been deposited in the United States mail, registered or certified, with postage prepaid and return receipt requested (provided that such return receipt must indicate receipt at the address specified), or (iv) on the next business day (in the place of its destination) after its transmission by facsimile, subject to having in fact been received in legible form, and addressed as appropriate to the addresses (or to such other or further addresses or facsimile numbers as the parties may designate by like notice similarly sent) stated in Section 1.

10.      BROKERS AND REPRESENTATIVES.

         Each party warrants and represents to the other party that neither it nor any of its affiliates has had dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease, except for the broker or representative named in Subparagraphs 1(s)(1) and (2) whose commission or fee shall be payable by Landlord by separate agreement, and that it knows of no other real estate broker, agent, finder or representative who is or might be entitled to a commission or fee in connection with this Lease. If a party to this Lease, or its affiliate, has dealt with any other person or firm with respect to leasing or renting space in the Building and that is claiming a fee or commission, such party shall be solely responsible for the payment of any fee or commission due said person or firm and shall indemnify, defend and hold the other party free and harmless from and against any liability in respect thereto, including reasonable attorneys' fees and costs.

11.      HOLDING OVER.

         If Tenant holds over after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a month to month tenant, at a rental rate equal to one hundred twenty-five percent (125%) of the rental rate then in effect as of the Expiration Date, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this
         Section 11 are in addition to and do not affect Landlord's right of reentry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any reasonable attorneys' fees and costs.

12.      TAXES ON TENANT'S PROPERTY.

         Tenant shall be liable for and shall pay, before delinquency all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, within ten (10) days after Landlord has delivered written notice to Tenant, repay Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

13.      CONDITION OF PREMISES.

               (a) Landlord covenants to construct the Base Building and Tenant covenants to construct the Tenant Improvements in a first-class manner and in full compliance with all Applicable Laws applicable to new construction, including ADA, pursuant to the Work Agreement. In addition, neither Landlord nor Tenant, nor either of their respective contractors shall use asbestos or unlawful amounts of substances determined by Applicable Law as of the date of this Lease to be hazardous substances (collectively, "Hazardous Substances"). If Hazardous Substances are found in the Development, Premises or Building, then to the extent required by law, Landlord shall remove, or cause to be removed, any and all Hazardous Substances from the Development, Premises and the Building (except the existence of Hazardous Substances which is caused by Tenant, in which case, Tenant shall immediately remove such Hazardous Substances at Tenant's sole cost and expense). The conduct of such removal shall be in accordance with all Applicable Laws.

               (b) Tenant and Landlord shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" upon or about the Building, nor permit their respective employees, agents, invitees or contractors to engage in such activities upon or about the Building. However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of substances customarily used in connection with normal office use provided: (i) such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Premises set forth in this Lease strictly in accordance with Applicable Laws and the manufacturers' instructions therefor; (ii) such substances shall not be disposed of, released or discharged on the Building or the Project, and shall be transported to and from the Premises in compliance with all Applicable Laws, and as Landlord shall reasonably require; (iii) if any Applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and (iv) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

               (c) Landlord shall construct the Base Building to enable Tenant to commence the lawful construction of its Tenant Improvements and, when completed, to obtain a Certificate of Occupancy (or temporary certificate of occupancy or other governmental approval (in any such case, "Occupancy Permit") that shall permit Tenant to use and occupy the Premises) for the Premises ("Delivery Condition"). If, however, Tenant is able to obtain a building permit for the commencement of construction of the Tenant Improvements but is not able to obtain an Occupancy Permit until Landlord has caused the Base Building to comply with Applicable Laws for new construction, then Delivery Condition shall nevertheless be deemed to have occurred; provided, however, that the Commencement Date shall be delayed until Landlord has complied with its obligations under this Section 13 and/or the Work Agreement to the extent necessary to enable Tenant to obtain an Occupancy Permit. Notwithstanding anything herein to the contrary, Tenant covenants to perform all alterations, improvements and other work resulting from a Tenant Upgrade Cause, as hereinafter defined. A "Tenant Upgrade Cause" means any alteration, improvement or other work required by Applicable Law to be made to the Building including, without limitation, the ADA on account of Tenant's particular use, manner of use, occupancy or manner of occupancy of the Premises, Building and/or Development in excess of that of any general office use or the particular type of tenant improvements Tenant is requiring, and would not necessarily be used by all office tenants. In addition, Tenant acknowledges that Tenant shall be responsible for complying with all Applicable Laws within the Premises (exclusive of the Building Systems and Building Structure unless modifications are required to be made to the Base Building on account of a Tenant Upgrade Cause) once the Premises are delivered in the Delivery Condition to Tenant on the Delivery Date.

               (d) Except as expressly stated in Subparagraph 2.5 and Subparagraph 13(a) above, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Development, Premises or the Building, or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall be presumptive evidence, as against Tenant, that Tenant accepts the same in its then "as is" condition subject to all defects existing on the Commencement Date, except for (i) "punchlist" items, (ii) defects caused by Landlord or Landlord's contractor of which Landlord receives notice during the first ninety (90) calendar days from and after the Commencement Date, (iii) latent defects (i.e., defects which are not discoverable upon a reasonably diligent inspection of the Premises within one (1) year from and after the Commencement
               Date), and (iv) warranty items during warranty periods from contractors with respect to the Premises. In no event shall Landlord be liable to Tenant for any consequential damages including lost profits. Tenant acknowledges and accepts that various minor start-up inconveniences which shall not materially impair Tenant's use and occupancy of the Premises may be associated with the use of the Building's Common Areas, including certain construction obstacles such as scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to recently constructed office buildings. Further, Tenant acknowledges, in light of the practical impossibility of ensuring that every floor slab has been installed with absolutely no deflection, that all wood floor coverings, wood paneling and similar interior Tenant Improvements may have to be designated to accommodate the actual floor slab deflection (such deflection, however, shall not be greater than what is customary in Comparable Buildings).

               (e) Tenant acknowledges that the Development is subject to all reciprocal easements and/or operation and easement agreements affecting the Development, as modified from time to time, hereinafter collectively referred to as "REAs", and all covenants, conditions and restrictions affecting the Development, and as modified from time to time, hereinafter collectively referred to as "CCRs." This Lease is and shall remain subject and subordinate to the REAs and CCRs, as the same may hereafter be supplemented, modified or amended, and Tenant agrees to execute any commercially reasonable documents required to effectuate and/or affirm such subordination; provided, however, that Tenant's subordination shall be conditioned upon Tenant's prior approval of all such supplements, modifications or amendments which materially decrease Tenant's rights or materially increase Tenant's obligations hereunder. The terms and provisions of the CCRs and REAs are hereby incorporated into this Lease by this reference, as applicable.

14.      ALTERATIONS.

               (a) Without Landlord's prior consent, but subject to the terms and provisions herein, Tenant may make such interior, non-structural alterations, additions and improvements to the Premises as Tenant deems appropriate, provided such alterations do not in any manner cause or create the potential for affecting any Building Systems or for a Design Problem, as defined below, and do not in any instance exceed Ten Thousand Dollars ($10,000). Otherwise, Tenant shall not make or permit to be made any alterations, additions or improvements in or to the Premises after the Commencement Date without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

               (b) Unless Landlord's consent is not required or Landlord is not requiring plans and specifications for any proposed work, Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements, and may not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall pay Landlord's reasonably incurred Actual Costs to review Tenant's plans and specifications, except as may otherwise be provided in the Work Agreement. Landlord shall respond to any submittal of plans and specifications within ten (10) business days by approving them or disapproving them based upon Landlord's reasonable determination that such alterations and/or improvements would cause a Design Problem, as defined below. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

               (c) Tenant shall have the right to make alterations and improvements to the Premises, as long as (a) Tenant pays for the entire cost of such alterations and improvements, (b) Tenant agrees to remove said alterations and improvements upon the expiration or termination of this Lease, unless (i) such improvements and/or alterations are Standard Alterations described in Section 14(f) below, or (ii) Landlord has otherwise agreed in writing at the time the alterations and improvements are approved by Landlord, and (c) such alterations and improvements will not (i) adversely affect the Building Structure or Building Systems, (ii) affect or change the exterior appearance of the Building or the exterior appearance of the Premises (provided, however, this restriction will not be applicable once Tenant leases the entire Building), (iii) unreasonably interferes with any other occupants' customary business operations, (iv) violate any Applicable Law, (v) require that Landlord make any alterations, improvements or repairs to the Building except to the extent Tenant agrees to pay and actually pays for such alterations, improvements or repairs or
               (vi) increase Landlord's cost to operate the Building, unless Tenant agrees to pay for such increased cost (individually and collectively a "Design Problem"). In no event shall Tenant be permitted to create a Design Problem.

               (d) All work by Tenant or Tenant's contractors shall be done at such times and in such manner as does not materially and adversely affect other tenants. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all Applicable Laws and the rules, regulations and requirements of the Pacific Fire Rating Bureau (or its successor), and of any similar body. Tenant shall at all times comply with all rules and regulations of Landlord, and Tenant shall cause all work to be performed in a good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building.

               (e) Before commencing any work (except for de minimis work for decoration purposes), whether or not Landlord's consent is required, Tenant shall give Landlord at least twenty (20) days' written notice of the proposed commencement of such work. Where reasonably required by Landlord, Tenant or its contractor shall obtain a policy of builder's all-risk insurance covering fire and the broad form of extended coverage, and other risks as Landlord may reasonably determine, in an amount equal to the replacement value of that portion of the Premises undergoing work if other insurance carried by Tenant does not provide adequate protection. Any liability insurance of Tenant shall include coverage of acts of Tenant's employees, contractors, agents and other invitees, and shall conform to the general requirements of Subparagraph 22(b). Tenant shall not install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or other means satisfactory to Landlord, within ten (10) days after the filing thereof, at the cost and expense of Tenant.

               (f) All alterations, additions or improvements upon the Premises made by either party, including, without limiting the generality of the foregoing, all Tenant Improvements, all wall-covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects or has agreed otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end or earlier termination of the Term. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in substantially the same condition as when received, with Tenant Improvements and other alterations approved by Landlord or those not requiring Landlord's approval, normal wear and tear and damage by fire or other casualty, or by Landlord excepted, except as otherwise expressly stated herein. At the expiration of the Term, Tenant shall deliver to Landlord an amount equal to the proceeds of any insurance (including any self-insurance) which Tenant carries or is required to carry hereunder and to which Tenant is entitled to (or would have been entitled to if carried pursuant to the terms of this Lease) on account of any damage to the Tenant Improvements in the Premises. However, at the election of Landlord (unless such election has been waived as hereinafter provided or if not required pursuant to 14(c) above), exercisable by written notice to Tenant, Tenant shall, at Tenant's sole cost and expense, prior to the expiration of the Term, except as otherwise provided in the Work Agreement and as provided in the last sentence of this Subparagraph 14(f), remove from the Premises Tenant's alterations, additions and improvements (other than floor coverings, paint, ceilings, light fixtures and controls, built-in cabinets and office demising walls, doors, door fixtures and trim, HVAC distribution and fixtures related thereto, to the extent the same are normal and customary for general business office purposes), and repair all damage to the Premises caused by such removal and return the Premises to Landlord's standard build out condition. Prior to making any alterations, additions or improvements to the Premises, Tenant shall have the right to request in writing Landlord's consent to Tenant's not removing any alterations, additions and improvements that Tenant intends to make. If Landlord fails to respond to such Tenant's request within fifteen (15) days after Landlord's receipt of said notice, Landlord shall be deemed to have waived its right to elect that such alterations, additions and improvements be so removed, provided that in such Tenant's request Tenant specifically states in such notice in bold face print that Landlord shall be deemed to have waived Landlord's right to require Tenant to remove such alterations, additions or improvements if Landlord fails to respond to such request within such fifteen (15) day period. Landlord's failure to require Tenant to remove any particular alterations, additions or improvements shall not be construed as a waiver of any prior election of Landlord or release Tenant from its obligations to remove any other alterations, additions or improvements. Notwithstanding any of the foregoing, Landlord specifically agrees that it shall not require that Tenant remove any alterations, additions and improvements made subsequent to the initial construction of the Tenant Improvements consisting of normal Building standard type items which are customary for a general office use (i.e., ceiling tiles, 2x4 fluorescent light fixtures, partitions, door frames and hardware) (collectively, "Standard Alterations").

               (g) All articles of personal property, including all business and trade fixtures, movable machinery and equipment, furniture and movable partitions owned by Tenant or installed by or on behalf of Tenant in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time. All of Tenant's personal property shall be completely removed by Tenant prior to the expiration of the Term. Provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term.

               (h) Landlord reserves the right at any reasonable time and from time to time and without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Development or the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof, provided access to the Parking Area, lobbies and Premises is not materially adversely affected and the Building Systems (including, without limitation, HVAC, elevators, life safety and security) are not materially and adversely affected. Nothing contained in this Section 14 shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority (but Tenant shall not have to make any modification to the Building Structure or Building Systems except to the extent of a Tenant Related Cause, and nothing contained in this Section 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part other than as otherwise provided in this Lease.

15.      REPAIRS.

               (a) Tenant shall keep, maintain and preserve the Premises other than the Building Systems and Building Structure (except as otherwise specifically provided herein) in a first class condition and repair, normal wear and tear excepted, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof except as required by Landlord as specifically provided herein. In that regard, Tenant shall maintain and repair at its sole cost and expense, and with maintenance contractors approved by Landlord, all non-Base Building facilities within the Premises, including to the extent same were not part of the Base Building lavatory, shower, toilet, wash basin and kitchen facilities and HVAC systems, including all plumbing connected to said facilities or systems installed by or on behalf of Tenant, and all Tenant Improvements. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as stated in Subparagraph 15(b) below.

               (b) Except as otherwise provided in this Lease, Landlord shall repair and maintain at all times during the Term of this Lease
               (i) the structural portions of the Base Building, including the foundation, floor/ceiling slabs, roof, curtain walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), common area stairwells, common area elevator cabs, common area escalators, common area plazas, common area art work, sculptures and washrooms, common area mechanical, electrical and telephone closets and all other Common Areas (collectively, "Building Structure"), and (ii) the mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core) of the Base Building (as opposed to any particular premises (e.g., executive washrooms) and HVAC systems (including primary and secondary loops connected to the core) ("Building Systems") in first class condition and repair and shall operate the Building as a first class Comparable Building. Notwithstanding anything in the Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems except and to the extent of a Tenant Related Cause. Tenant may request that repairs and maintenance having a material effect on Tenant's use of the Premises be performed during non-business hours, and Landlord shall comply with such request to the extent compliance does not increase Landlord's costs (unless Tenant agrees to pay for such increased costs). All of Landlord's costs under this Subparagraph
               (b) shall be passed through to Tenant as an Operating Expense, unless expressly excluded in this Lease and subject to the amortization requirements.

               (c) In the event Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or twelve (12) days in any twelve (12) month period ("Eligibility Period") as a result of (a) any damage or destruction to the Base Building, the Parking Area and/or the Premises, (b) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required by this Lease which substantially interferes with Tenant's use of the Premises, the Parking Area and/or the Building, (c) any failure by Landlord to provide Tenant with services that Landlord is expressly required by this Lease to provide or access to the Premises, the Parking Area and/or the Building, (d) because of an eminent domain proceeding, or (e) because of the presence of Hazardous Substances in, on or around the Building, the Premises and/or the Project which could pose a health risk to occupants of the Premises, then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to conduct in a reasonable manner its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from conducting in a reasonable manner its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises or the Building or the Parking Area or Tenant's property, if expressly permitted herein, Tenant's abatement period shall continue until Tenant has been given sufficient time as reasonably determined by Landlord's contractor and sufficient access to the Premises, the Parking Area and/or the Building, to rebuild such portion it is required to rebuild (including the Tenant Improvements) and to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction, plus a move-in period equal to one (1) weekend. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Lease Sections 23 or 24, then the Eligibility Period shall not be applicable.

               (d) Unless expressly provided in this Lease, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance. Except as expressly provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.
               Notwithstanding any provision set forth in the Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of the Building Structure and/or the Building Systems) to Landlord of an event or circumstance which by the express terms of this Lease requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of such notices shall be required in the event of an emergency which threatens life or where there is imminent danger of damage to property), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, and Landlord does not give Tenant written notice disputing the same within such ten
               (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses payable to third parties in taking such action plus interest thereon at the Interest Rate as defined below. If Landlord shall fail to promptly reimburse Tenant as and when expressly provided above, and Tenant obtains a final judgment against Landlord as a result of Landlord's default in the payment thereof, then the amount of the award (which shall include interest at the Interest Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and reasonable attorneys' fees and related costs) may be deducted by Tenant from the Rents next due and owing under the Lease. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems, Tenant shall use only those contractors used by Landlord in the Building for work on such Building Structure or Building Systems unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings exercising its due care in the same manner and standards as required of Landlord under this Lease.

16.      LIENS.

         Tenant shall not permit any mechanics', materialmen's or other liens to be filed against the Building nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall cause such liens to be released within the earlier of fifteen (15) days or within the time period required by the holder of any mortgage or deed of trust encumbering the Building after Tenant's receipt of actual notice of such liens. If Tenant fails to cause such liens to be released within said period of time, Landlord shall have the right to obtain and post a bond in order to remove such liens of record or to obtain a title insurance policy for one and one-half times the amount of such lien, and Tenant shall on demand reimburse Landlord as additional rent for Landlord's costs thereof including interest at the Interest Rate.

17.      ENTRY BY LANDLORD.

         Landlord reserves and shall have the right to enter the Premises to inspect the same upon one (1) business day's prior notice (except in case of an emergency where notice is not reasonably practical), to supply services to be provided by Landlord to Tenant hereunder at reasonable times (which service may be provided after Building Business Hours, as defined in Subparagraph 18.2 below), to show the Premises to prospective purchasers or tenants upon one (1) business day's prior notice (but only during the last 12 months of the Term as to prospective tenants) and at reasonable times, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent except as provided in
         Section  15. If  Tenant  reasonably  requests  that  Landlord  enter at another time, Landlord shall if feasible comply with such request. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises due to an entry allowed hereunder except to the extent of Landlord's indemnity obligations in Section 20. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes and areas that Tenant has reasonably designated. Landlord shall have no liability with respect to such areas to which Tenant does not permit Landlord to access. In any event, any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, without any liability whatsoever therefore to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord. Landlord shall attempt in the exercise of its rights under this Section 17 to minimize any disturbance to Tenant's use and possession of the Premises and to provide as much notice to Tenant as may be reasonably possible prior to any such exercise of Landlord's rights under this Section 17.

18.      UTILITIES AND SERVICES.

         18.1 Services. Landlord shall provide or cause to be provided the services described in Exhibit "D" subject to the conditions and in accordance with the terms set forth herein.

               (a) Tenant agrees to keep and cause to be kept closed all doors from the Premises leading to Common Areas, and Tenant agrees to reasonably cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC systems. Tenant shall not install or use in the Premises, any equipment which would generate heat so as to adversely and materially affect the normal operations of the HVAC systems; provided, however, that subject to the provisions of this Lease concerning the right of Tenant to make alterations, repairs, additions, improvements and/or replacements, with Landlord's consent (which consent shall not be unreasonably withheld, conditioned or delayed) Tenant may install, at Tenant's expense, supplemental HVAC equipment to allow for the use of heat generating equipment that would otherwise adversely affect the normal HVAC systems. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, air conditioning, fan, ventilating and machine rooms, telephone rooms, electrical closets and any other areas in the Building containing mechanical installations or utility lines or connections thereto. Tenant agrees that there shall be no construction of partitions or other obstructions which interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its employees, agents, licensees or invitees shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's mechanical installations.

               (b) As part of the construction of the Tenant Improvements, submeters or other equipment shall be installed to determine the actual amount of electricity, and gas which Tenant shall utilize from time to time in the Premises. Tenant shall pay directly to the appropriate utility company, to the extent the same are separately metered, all costs attributable to electricity, gas and other utility usage in the Premises. Utilities by other tenants in their premises shall not be passed through to Tenant in whole or in part. At all times, Tenant's use of electrical current shall not exceed that to which Tenant is entitled by Applicable Law or the capacity of the feeders to the Building or the risers or wiring installation.

               (c) Tenant shall have the right to retain a consultant to conduct a technical analysis of the telephone, electrical, and HVAC requirements for the Initial Premises. Tenant has approved the HVAC specifications for the Base Building and is satisfied that HVAC system is capable of providing to the Premises, on a connected load basis, sufficient amount of wattage and live load power per for Tenant's comfortable use. Landlord shall work with Tenant and its consultant, if any, to maximize the electricity provided to satisfy Tenant's power and HVAC needs within the Title 24 regulations for the Building.

         18.2 HVAC and Utility Operation. To the extent provided for in the Base Building Plans, Tenant shall have access within the Premises to separate controls (including climate control and on/off switches) in connection with the HVAC service to the Premises. In the event Tenant requires utilities (other than Separately Metered Utilities) and/or services in excess of the amount that Landlord is required to provide, or at times other than during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (except nationally recognized holidays), and 8:00 a.m to 2:00 p.m Saturdays (excluding nationally recognized holidays) (collectively, "Business Hours"), Landlord agrees to provide such extra utilities and services, and Tenant agrees to reimburse to Landlord its actual costs of providing such extra utilities and services, without a profit to or administration, depreciation or overhead charge by Landlord ("Actual Costs").

         18.3 Tenant's Obligations. Tenant shall at all times maintain at its own cost and expense all non-Base Building plumbing facilities and equipment attached thereto within the Premises in good order, condition and repair to the satisfaction of Landlord. Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses whatsoever (including, without limitation, reasonable attorneys' fees, costs, disbursements and expenses but specifically excluding consequential damages) whether suffered by Landlord or other occupants or persons in the Building, the Development or any of the areas used in connection with the operation thereof arising out of Tenant's failure to satisfy its obligations under this Subparagraph 18.3. Landlord shall not be obligated to clean or provide supplies for any such plumbing facilities or equipment attached thereto. Nothing herein contained shall be construed to confer upon Tenant the right to install any plumbing facilities without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed

         18.4 Interruption of Services. Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or cleaning services, when necessary, by reason of accident or emergency or for inspection, repairs, alterations, decorations, additions or improvements, which in the reasonable judgment of Landlord are desirable or necessary to be made, until same shall have been completed, and Landlord shall have no responsibility or liability, and there shall be no abatement of rent, except as expressly stated in this Lease, for failure to supply any of such services in such instance. In the event of any failure, stoppage or interruption of said services, Landlord shall use its commercially reasonable efforts to cause the resumption of such service as soon as reasonably possible.

19.      BANKRUPTCY.  [Intentionally omitted.]

20.      INDEMNIFICATION AND EXCULPATION.

               (a) Subject to the provisions of Sections 23 and 24, and to the extent not covered by insurance required to be carried by Landlord, Tenant shall indemnify, protect, defend and hold Landlord harmless from all loss, cost, liability, damage or expense (including, but not limited to, penalties, fines, reasonable attorneys' fees or costs (but not lost profits or consequential damages)) (collectively, "Claims") to any person, property or entity arising from Tenant's use of the Premises or the conduct of its business therein or from any activity, work or thing done or permitted to be done by Tenant, or any of Tenant's agents, employees or contractors in or about the Premises, the Building or Common Areas. Tenant shall further indemnify, protect, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the express terms of this Lease for which Tenant has received the prior written notice of such default by Tenant required under this Lease and has had a reasonable period of time within which to cure such default pursuant to the provisions hereof, or arising from the willful misconduct or negligence of Tenant or of its agents, contractors, invitees or employees and from and against all costs, reasonable attorneys' fees, expenses and liabilities (but not lost profits or consequential damages) incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Notwithstanding any of the foregoing, however, in no event whatsoever shall Tenant be liable for Landlord's lost profits or Landlord's consequential damages beyond the rent payable by Tenant under this Lease or rent payable by other tenants in the Project.

               (b) Subject to the provisions of Sections 23 and 24, and to the extent not covered by insurance required to be carried by Tenant, Landlord shall indemnify, protect, defend and hold harmless Tenant, its Affiliates and their respective officers, directors, partners, agents and employees from all Claims to any person, property or entity arising from or in connection with Landlord's activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to the Lease) or the Project and any default in the performance of any obligation on Landlord's part to be performed under the express terms of this Lease for which Landlord has received at least thirty (30) days prior written notice of such default by Landlord and has had a reasonable period of time within which to cure such default pursuant to the provisions hereof, or arising from the willful misconduct or negligence of Landlord or its agents, employees, invitees or contractors or arising from any noncompliance of the
                    Building and/or the Project with any laws relating to disable access, or Claims arising from the presence in the Premises, the Building and/or the Project of hazardous substances, except to the extent such hazardous substances were placed in or on the Premises, the Building and/or the Project by Tenant (Landlord's indemnity hereunder will survive the expiration of the Term of, or any termination of the Lease) and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel approved in writing by Tenant. Notwithstanding any of the foregoing, however, in no event whatsoever shall Landlord be liable for Tenant's lost profits or Tenant's consequential damages.

               (c) Notwithstanding any of the foregoing, because Tenant is required to insure fully all of its own personal property and Tenant Improvements, neither Landlord nor any agent, employee or contractor of Landlord shall be liable to Tenant for any loss, injury or damage to any personal property of Tenant or of agent, employee, contractor or invitee of Tenant. In addition, except to the extend required to be covered by Landlord's insurance under this Lease, neither Landlord nor any agent, employee or contractor of Landlord shall be liable for any damage caused by other lessees or persons in or about the Building. Similarly, Tenant shall not be responsible for any damage to the Building, Building Structure and/or Building Systems to the extent covered by insurance that Landlord carries or is required to carry under this Lease.

               (d) The indemnities set forth in this Section 20 shall not apply to the extent any liability or damage is covered by insurance maintained by Tenant or Landlord. Tenant's agreement to indemnify and hold Landlord harmless pursuant to Subparagraph 20(a) and Landlord's agreement to indemnify and hold Tenant harmless pursuant to Subparagraph 20(c) is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be or actually carried by Landlord or Tenant pursuant to this Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct. Failure by Landlord or Tenant to carry required insurance shall automatically be deemed to be the covenant and agreement of Landlord or Tenant, respectively, to self-insure such required coverage, with full waiver of subrogation.

         (e) Notwithstanding anything to the contrary in this Lease, Tenant's and Landlord's obligations under this Section 20 shall survive the expiration or earlier termination of this Lease.

21.      DAMAGE TO TENANT'S PROPERTY.

         Subject to the provisions of Section 20 above and the insurance provisions of Section 22, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise,
         (iii) any injury or damage to persons or property resulting from insurrection, riots, military activity, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever, except as otherwise provided in this Lease. Neither Landlord nor its agents shall be liable for any interference with or diminution of light, air, view or other incorporeal hereditaments, whatever the cause. The occurrence of any such interference or diminution shall not entitle Tenant to any reduction in any rents or charges due Landlord hereunder. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein.

22.      INSURANCE.

         (a) Tenant shall during the Term and during all other times Tenant or its agents, employees or contractors are on the Premises, including during the period of Tenant's construction of the Tenant Improvements, at Tenant's sole cost and expense, keep in full force and effect the following insurance:

                  (1) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief ("All-Risk"), sprinkler leakage, flood and earthquake. This insurance policy shall be upon the Tenant
                           Improvements,  all  property  owned by Tenant or that
                           was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures, and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. Neither Landlord nor Landlord's mortgagee shall incur any liability whatsoever if such insurance does not cover sufficiently ninety percent (90%) of the full replacement cost of such property. Such policy shall name Landlord and any mortgagees of Landlord of which Tenant has notice as insured parties loss payees, as their respective interests may appear.

                  (2) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of Two Million Dollars ($2,000,000) Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year (but not more often than once a year) to reflect increases in the CPI; provided, however, in no event shall such increases require Tenant to carry a greater amount of insurance than is generally carried by Comparable Tenants of Comparable Buildings. The policy shall insure the hazards of the Premises and Tenant's operations thereon, independent contractors and contractual liability (covering the indemnity contained in
                           Section  20  above)  and  shall  name   Landlord  and
                           Landlord's   interested   parties  as  an  additional
                           insured.

                  (3) Worker's Compensation and Employer's Liability insurance of not less than One Million
                           Dollars ($1,000,000).

                  (4) Such other insurance as is generally carried by Comparable Tenants of Comparable Buildings.

               (b) All policies required to be carried by Tenant or Landlord hereunder shall: (1) be taken out with insurance companies holding a General Policyholders Rating of "A-" and a Financial Rating of "IX" or better, as set forth in the most current issue of Best's Insurance Guide (or the equivalent under any substitute guide produced by Best); (2) contain a cross-liability provision; and (3) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance. On or before the Commencement Date, each party shall deliver to the other party copies of policies or certificates evidencing the existence of the amounts and forms of coverage. No such policy shall be cancelable or reducible in coverage except after thirty (30) days' prior written notice to the other party. Except Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish the Landlord with renewals or "binders" thereof. Nothing in this Lease shall prevent Tenant from taking out the insurance required hereunder under a blanket insurance policy or policies covering other properties as well as the Premises provided that the total amount and quality of insurance allocated to the Premises are not less than that required hereunder and the insurance benefits to the Building and Landlord are not reduced thereby. Nothing contained in this Section 22 shall be construed as a limitation of Tenant's liability hereunder.

               (c) During the Term, Landlord shall insure the Base Building (including the Building Structure and Building Systems and Common Areas of the Building) (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a) and
                    (b) above) and the Common Areas of the remainder of the Project (to the extent exclusively controlled by Landlord) against damage with All-Risk insurance in an amount not less than one hundred percent (100%) of the full replacement value of the Development and Project Common Areas (to the extent exclusively controlled by Landlord) and related offsite improvements, commercial general liability insurance covering Landlord against claims for bodily injury or death or property damage occurring in, upon or about the Development with a combined single limit of not less than $5,000,000 per occurrence, and employer's liability insurance with coverage of not less than $1,000,000 and workers' compensation insurance covering Landlord's employees in an amount not less than that required by applicable laws or regulations. In addition to the foregoing, Landlord shall insure against all risks and all other hazards as are customarily insured against, in Landlord's reasonable judgment, by others similarly situated and developing or operating like properties, including, without limitation, insurance against business interruption and rent loss, insurance against loss, damage or destruction caused by machinery breakdown, by fire and the perils specified in the standard extended coverage endorsement, vandalism and malicious mischief, and by sprinkler, gas, water, steam and sewage leakage, and for such amounts and upon such terms and conditions as would a prudent owner of property similar to the Development in Landlord's reasonable judgment. Landlord shall reevaluate the levels of insurance required hereunder no less frequently than once every two
                    (2) years. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord in connection with any incident in the Common Areas for which there is liability to third parties except to the extent Tenant is not covered under insurance it is required to obtain pursuant to Subparagraph 22(a)(ii), and provided
                    Landlord (and any mortgagee of Landlord) has received insurance proceeds adequate to cover all of Landlord's liabilities, costs and expenses in connection with said incident. Landlord is not required to carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damages thereto or replace the same except as specifically provided for in this Lease.

               (d) Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums above what would be required by general and customary tenants for the insurance periodically carried by Landlord with respect to the Building, then Tenant shall pay any such increase in premiums as additional rent within thirty (30) days after being billed therefor by Landlord. Landlord shall use its commercially reasonable efforts to obtain from Landlord's insurer written notice that the increase in premiums is attributable to Tenant or Tenant's use of the Premises. Absent such written notice from Landlord's insurer, a schedule issued by the organization computing the insurance rates on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises provided Tenant has received prior written notice of such requirements.

               (e) If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened in writing or the coverage thereunder reduced or threatened in writing to be reduced in any way because of the use of the Premises or any part thereof, other than the uses expressly permitted hereunder, by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage or threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within two (2) business days after notice thereof, Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry except to the extent caused by Landlord's active negligence or willful misconduct. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

               (f) Landlord and Tenant hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against, or required to be insured against, under this Section 22, which perils occur in, on or about the Project, whether due to the negligence of Landlord or Tenant or their respective agents, employees, contractors and/or invitees. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to their insurer that this mutual waiver of subrogation is provided in this Lease and shall thereafter obtain and provide evidence of the waiver by their respective insurance carriers of any right of subrogation against the other. If any such policy can be obtained with a waiver of subrogation only upon payment of an additional premium, the party whose duty it is to pay for such insurance shall pay such additional premium.

               (g) If the Lease is terminated because of damage to or destruction of the Building pursuant to Section 23, and the Premises have also been damaged, Tenant will pay to Landlord, within thirty (30) days of its receipt of the same, all of its insurance proceeds, if any, to the extent relating to the Tenant Improvements and alterations paid for by Landlord (but not to Tenant Improvements and alterations paid for by Tenant, Tenant's removable trade fixtures, equipment, furniture or other personal property of Tenant) in the Premises.

23.      DAMAGE OR DESTRUCTION.

         23.1     Definitions.

                  (a) "Premises Partial Damage" shall mean damage or destruction to all or any portion of the Premises which is not Premises Total Destruction. "Building Partial Damage" shall mean damage or destruction to the Building which is not Building Total Destruction.

                  (b) "Premises Total Destruction" shall mean damage or destruction to all or any portion of the Premises or Building to the extent that 50% or more of the Premises are rendered unusable and untenantable for twelve (12) months or more. "Building Total Destruction" shall herein mean damage or destruction to the Building to the extent that either (i) the cost of repair is 25% or more of the then replacement cost of the Building as a whole; or (ii) the Building cannot be restored to substantially the same condition as it was in prior to such damage or destruction.

                  (c) "Insured Loss" shall herein mean damage or destruction to the Development which was caused by an event covered by insurance or required by this Lease to be covered by insurance or for which the uninsured cost to repair (including the deductible) is less than $50,000.

                  (d) "Uninsured Loss" shall mean damage or destruction to the Development which was caused by an event not covered by or not required to be covered by insurance and for which the uninsured cost to repair is equal to or greater than $50,000. Such $50,000 amounts above shall be increased or decreased annually from and after the Commencement Date by a percentage equivalent to the aggregate percentage change in the CPI from and after such date, or if no such index exists, by a mutually agreeable method of adjusting such amount to reflect the equivalency of Commencement Date dollars.

         23.2 Partial Damage - Insured Loss. Subject to the provisions of Subparagraphs 23.4 and 23.5, if at any time during the Term there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Building Partial Damage, Landlord shall, at Landlord's expense, diligently proceed to repair such damage, but not the Tenant Improvements or Tenant's personal property. Tenant shall, at Tenant's expense, diligently proceed to repair the Tenant Improvements and Tenant's personal property and this Lease shall continue in full force and effect; provided, that Landlord shall pay to Tenant all insurance proceeds received by Landlord, if any, relating to the Tenant Improvements. Tenant's repair of the Tenant Improvements shall be treated as a Tenant alteration for purposes of Landlord's approval of such repair except to the extent there are no changes to the Tenant Improvements.

         23.3 Partial Damage - Uninsured Loss. Subject to the provisions of Subparagraphs 23.4 and 23.5, if at any time during the Term there is damage which is an Uninsured Loss and which falls within the classification of Premises Partial Damage or Building Partial Damage, Landlord may at Landlord's option either (i) repair such damage (other than the Tenant Improvements and Tenant's personal property) as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if Landlord does not elect to repair such damage, give notice to Tenant within fifty (50) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease, as of the date of the occurrence of such damage with respect to any unoccupyable portions of the Premises and effective four (4) months after receipt by Tenant of such notice for the balance of the Premises. If Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within thirty (30) days after the receipt of such notice to give notice to Landlord of Tenant's intention to reimburse Landlord for the repair of such damage without contribution or reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible following its receipt of adequate funding or assurances to Landlord's reasonable satisfaction of the same from Tenant. If Tenant does not give such notice within such thirty (30) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage with respect to the unoccupyable portions of the Premises and effective four (4) months after receipt by Tenant of such notice for the balance of the Premises. If Landlord elects to repair such damage, Tenant shall promptly repair and restore the Tenant Improvements.

         23.4 Total Destruction. If at any time during the Term there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Building Total Destruction or Premises Total Destruction, Landlord or Tenant shall have the right to terminate this Lease by notice to the other within ninety (90) days after the date of the occurrence of such damage as of the date of the destruction, effective four (4) months after receipt by Tenant of such notice for the balance of the Premises. If neither Landlord nor Tenant exercises the right to so terminate, Landlord shall, at Landlord's expense, repair such damage, other than the Tenant Improvements and Tenant's personal property, as soon as reasonably possible.

         23.5     Damage Near End of Term.

               (a) In addition to any other right of termination which either party may have under this Section 23, but subject to Subparagraph 23.5(b), if at any time during the last twenty-four (24) months of the Term there is damage, whether or not an Insured Loss, which affects any floor of the Premises such that fifty percent (50%) or more of such floor cannot be occupied for business purposes, and repair or restoration of such damage would take, in Landlord's reasonable judgment, more than the shorter of twelve (12) months or one-half of the time left in the Term from the date of the occurrence of the damage, Landlord or Tenant may at its option terminate this Lease as to such floor or floors as of the date of occurrence of such damage by giving notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage; provided further, if such damage makes thirty-five percent (35%) or more of the Premises unusable and untenantable and repairs or restoration of such damage would take, in Landlord's reasonable judgment, more than the shorter of six (6) months or one-half of the time left in the Term from the date of the occurrence of the damage, Landlord or Tenant may, at its option, terminate this Lease as of the date of occurrence of such damage by giving notice to the other party of its election to do so within thirty
                    (30) days after the date of occurrence of such damage.

               (b) Notwithstanding Subparagraph 23.5(a), if Tenant has an option to extend this Lease, and the time within which said option may be exercised has not yet expired, Tenant may exercise such option, if it is to be exercised at all, no later than thirty (30) days after receipt of the notice pursuant to Subparagraph 23.5(a). If Tenant duly exercises such option during such 30-day period, Landlord shall, if otherwise required under this Section 23, at Landlord's expense, repair such damage affecting the portion of the Premises damaged as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during such 30-day period, then such option shall automatically expire and this Lease shall terminate on the expiration of such 30-day period notwithstanding any term or provisions in the option to the contrary. The percentages with respect to the Premises as stated in this Section 23 are intended to exclude any expansion space or other space which Tenant may have the right to lease but which are not part of the Premises at the time of the damage or destruction.

         23.6 Notice of Repair Time. Within sixty (60) days after the date of occurrence of any damage, Landlord shall notify Tenant, upon Tenant's request for such notice, whether or not repair of such damage will require more than twelve (12) months.

         23.7     Abatement of Rent; Tenant's Remedies.

               (a)  Intentionally omitted.

               (b) If there is damage described in Subparagraphs 23.2 or 23.3, and Landlord repairs or restores the Premises, Building or the Development (other than the Tenant Improvements and Tenant's personal property), Landlord shall (i) diligently prosecute insurance claims and diligently seek all necessary governmental permits and authorizations necessary for such repair or restoration; (ii) commence such repair or restoration as soon as practicable; and (iii) diligently proceed to complete such repair or restoration. Landlord shall repair or restore in a workmanlike manner, using materials and workmanship consistent with the original construction of the Development.

               (c) If Landlord shall be obligated or shall elect to repair or restore the Premises under the provisions of this Section 23 and (i) shall not diligently prosecute insurance claims and diligently seek all necessary governmental permits and authorizations or (ii) shall not commence such repair or restoration (commencement for purposes of the foregoing meaning actually beginning new construction and not merely the removal of damaged items or debris) within sixty (60) days after insurance claims have been settled, insurance proceeds have been received or set aside for such repair or restoration and all necessary governmental permits and authorizations have been obtained, or (iii) shall not provide Tenant with notice within fifteen (15) days after Tenant's written request therefor of Landlord's good faith reasons for not proceeding with the prosecution of such insurance claims or the commencement of such construction (and including within said request a statement that Tenant has the right to terminate this Lease if Tenant does not receive a good faith response from Landlord within such fifteen (15) day period), or (iv) the repair has not been completed within twelve (12) months from the date of damage, Tenant may at Tenant's option terminate this Lease by giving Landlord notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.

         23.8 Inconsistent Statutes. The provisions of this Lease, including this Section 23, constitute an express agreement between Landlord and Tenant with respect to any and all damages to, or destruction of, all or any part of the Premises, Building or the Development and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in any absence of an express agreement between the parties, and any similar statute or regulation now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises, the Building or the Development. In addition, Tenant hereby waives the provisions of Sections 1941 and 1942 of the California Civil Code, which Sections permit Tenant to make repairs at Landlord's expense.

24.      EMINENT DOMAIN.

               (a) In case all of the Premises or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain (generally referred to herein as a "taking"), or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant except that Tenant's right to receive compensation or damages from the condemning authority for Tenant's personal property and fixtures and reasonable moving expenses and the right to recover from the condemning authority one hundred percent (100%) of the "Bonus Value" of the leasehold estate which shall be equal to the difference between the Rental Rate payable by Tenant under the Lease and the rate established by the condemning authority as an award for compensation purposes shall not be affected in any manner hereby. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate rent abatement shall be made corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Subparagraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

               (b) In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, except as expressly provided herein, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under
                    Section 15 above with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

         (c) Landlord may, with prior written notice to Tenant, agree to sell and/or convey to any condemnor presenting a bona fide threat of condemnation or eminent domain of the Premises, the Building, the Development or any portion thereof sought by condemnor, free from this Lease and the rights of Tenant hereunder without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Nothing herein is intended to affect Tenant's rights of recovering from any condemnor the value of Tenant's personal property and movable trade fixtures and the cost of Tenant's moving expenses.

         (d) In the event of a taking that does not result in a termination of this Lease as to the entire Premises, the Annual Basic Rent and Operating Expenses shall abate in proportion to the portion of the Premises taken or rendered untenantable by such taking. Tenant and Landlord hereby waive and release their rights under Section 1265.130 of the California Code of Civil Procedure or any similar statute now or hereafter in effect.

25.      DEFAULTS AND REMEDIES.

         (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                  (1) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, within seven (7) calendar days after written notice thereof from Landlord to Tenant that such payment was not paid when due. Any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 et. seq. regarding unlawful detainer actions.

                  (2) The failure by Tenant to observe or perform any provision of this Lease to be observed or performed by Tenant, other than as stated in Subparagraph 25(a)(1) or Subparagraph 26(a), where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, if the nature of Tenant's failure is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within twenty (20) days after notice of such failure is given to Tenant, and Tenant thereafter diligently and continuously prosecutes such cure to completion. Any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 et. seq. regarding unlawful detainer actions.

         (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                  (1) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including without limitation reasonable attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises);

                           As used in Subparagraphs 25(b)(1) and (2) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 25(b)(3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (c) In the event of any such default by Tenant, Landlord shall additionally have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

                  If Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term on terms and conditions as Landlord in its good faith judgment may deem advisable with the right to make alterations and repairs to the Premises.

                  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost, including interest expense, of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord within thirty (30) days after demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

         (d) Tenant hereby expressly waives any and all rights to possession of the Premises granted by or under any present or future Applicable Law in the event of Tenant's being lawfully physically evicted or dispossessed, or in the event Landlord's lawfully obtaining actual possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease.

         (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

                  In the event of a breach or threatened breach by Tenant or Landlord of any of the terms, covenants, conditions, provisions or agreements of this Lease, Tenant or Landlord, as the case may be, shall, in addition to all of their respective rights and remedies, have the right of injunction, and where it is determined by judicial authority that a breach of this Lease has or was about to have occurred, the breaching party shall pay the premium for any bond required in connection with such injunction.

26.      ASSIGNMENT AND SUBLETTING.

         (a) Except as expressly stated below, Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises. Any assignment, encumbrance or sublease which does not comply with the terms and provisions of this Section 26 shall be voidable at Landlord's election, and, if Landlord shall have notified Tenant of Landlord's disapproval of such assignment, encumbrance or sublease, then such assignment, encumbrance or sublease by Tenant shall constitute a default.

                  (1) Without Landlord's consent, Tenant may assign this Lease in its entirety or sublet all or any portion of the Premises to: (w) any entity resulting from a merger or consolidation with Tenant or any organization purchasing all or substantially all of Tenant's assets; or (x) any entity succeeding to all or substantially of the business or assets of Tenant; or (y) any entity which acquires all or substantially all of Tenant or (z) any Affiliate of Tenant, as defined below (collectively, "Permitted Assignee"); provided, that in each of the foregoing instances, such other entity shall assume in writing all of Tenant's obligations hereunder; provided further, that such assignment or subletting will not cause a material denigration of Tenant's financial condition, which in Landlord's reasonable opinion would affect Tenant's ability to fulfill its respective obligations as they become due. The term "Affiliate", means any entity directly or indirectly, through one or more intermediaries, controlling, " as used in the immediately preceding sentence, means the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the interest in the controlled entity. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Section 26. In the event of an assignment or subletting pursuant to this Subparagraph 26(a)(i), Tenant shall retain 100% of any and all Net Profits (as defined below).

                  (2) Subject to the terms and conditions stated herein, Tenant may assign or sublease any portion of the Premises to any entity which is not a Permitted
                           Assignee with Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed beyond the later of thirty
                           (30) days after Landlord's receipt of Tenant's request or ten (10) days after Landlord's receipt of all information reasonably requested by Landlord and information provided herein required in connection with such assignment or sublease. No consent to any such assignment or sublease shall constitute a further waiver of the provisions of this Section 26. In such event, Tenant and Landlord shall evenly divide any and all Net Profits applicable to the Term.

                           "Net Profits" means the gross revenue, including without limitation, any and all rent, fees, charges and other consideration received by Tenant from any assignee or sublessee with respect to the space covered by the sublease or the assignment during the sublease term or during the assignment ("Transferred Space") (as opposed to the sale of its business but based on the then Fair Market Rental Rate of the Transferred Space) less: (a) the gross revenue paid to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the Transferred Space; (b) the gross revenue as to the Transferred Space paid to Landlord by Tenant for all days the Transferred Space was vacated from the date that Tenant first vacated the Transferred Space until the date the assignee or sublessee was to pay Rent; (c) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee; (d) brokers' commissions; (e) attorneys' fees; (f) lease takeover payments; (g) costs of advertising the space for sublease or assignment; and (h) unamortized cost of initial and subsequent improvements to the Premises by Tenant; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (h) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts
                           (a) through (i) ("Net Revenues"), are less than any and all costs actually paid in assigning or subletting the affected space (collectively, "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved.

                  (3) It is agreed that fifty percent (50%) of all Net Profits are expressly reserved from the grant of Tenant's leasehold estate hereunder except to the extent otherwise expressly provided above. Landlord shall have the right to fifty percent (50%) of Net Profits regardless of whether (i) the instrument effecting any assignment or sublease provides the right to Landlord, or (ii) Landlord has approved such an instrument which fails to provide such right to Landlord.

                  (4) During the Term, Landlord shall not have the right to recapture any portion of the Premises that Tenant proposes to assign or sublease.

               (b) In connection with any assignment or sublease where Landlord's consent or approval is required, Tenant shall notify Landlord in writing of Tenant's intent to assign, encumber or sublease this Lease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting. Where Landlord's approval of an assignment or sublease is required, Landlord's disapproval shall be deemed reasonable if it is based on Landlord's analysis of (1) the proposed assignee's or sublessee's credit character and business or professional standing or, (2) whether the assignee's or sublessee's use and occupancy of the Premises will be consistent with Subparagraph 1(u) and Section 8 above; provided, however, that the basis for Landlord's disapproval shall not be limited to those set forth in clauses (1) and
                    (2) above, but Landlord's approval shall not be unreasonably withheld. Notwithstanding the foregoing, it shall be unreasonable for Landlord to withhold its consent herein on the basis that the proposed transferee is an existing or prospective tenant of the Building or the Project. Furthermore, Landlord shall not withhold its consent, if such consent is otherwise required of Landlord, to any assignment or sublease which Tenant has successfully negotiated with any other tenant or occupant of the Building or the Project, provided Tenant is the transferee.

               (c) As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee if Landlord has a reasonable and good faith reason for the requirement of such condition based on circumstances relating to Tenant or the transferee. A condition to
                    Landlord's consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all the applicable terms and provisions of this Lease and to perform all of the applicable obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord shall have the right to enforce the terms and provisions of this Lease directly against such sublease to the extent applicable to the sublease space; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, unless Landlord has entered into a non-disturbance agreement with such sublessee, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord and Landlord shall recognize such sublease at the rate per RSF that is equal to the higher of the rate per RSF in this Lease or the rate per RSF in the Sublease, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent. Such sublessee shall execute a written agreement with Landlord acknowledging such sublessee's agreement to the foregoing. Landlord's rights to so enforce the terms of this Lease and such sublease as against such sublessee shall not in any way be construed as expanding or adding to any of the rights of such sublessee under any such sublease, nor a waiver or release of Tenant's obligations under the terms of this Lease.

         (d) Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Section 26.

         (e) Notwithstanding anything to the contrary in the Lease, Tenant shall not be deemed to have waived any of its rights under California Civil Code Section 1995.310, except to the extent inconsistent with the terms and provisions of this Section 26.

               (f) Tenant may allow any person or company which is a client or customer of Tenant or which is providing service to Tenant or one of Tenant's clients to occupy as a permittee certain portions of the Premises without such occupancy being deemed an assignment or subleasing (or otherwise constituting a leasehold interests) as long as no new demising walls are constructed to accomplish such occupancy, such relationship was not created as a subterfuge to avoid the obligations set forth in this Section 26, such person or company, together with all other such persons or companies occupying the Premises, do not occupy in the aggregate more than fifteen percent (15%) of the total RSF of the Premises, and such person or company is not making any payment of rent or other fee (other than utility or other reimbursable charges such as photocopy, telephone and food charges) for the use of such space.

27.      SUBORDINATION.

         (a) Subject to Section 4, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to:

                  (1) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and

                  (2) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

               (b) Subject to Section 4, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord, and, in such event, Tenant's right to possession of the Premises shall not be disturbed except in accordance with the terms of this Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and consistent with the form attached hereto as Exhibit "H" (and including therein such other provisions reasonably required by the ground lessor or holder of lien) evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of request, Tenant shall be deemed to have fully approved, executed and delivered such documents, and such documents shall be binding upon and enforceable against Tenant as if Tenant had actually duly signed and delivered the same.

28.      ESTOPPEL CERTIFICATE.

               (a) Within ten (10) business days from and after any written request which Landlord or Tenant may make from time to time, the other party shall execute and deliver to the requesting party a statement, in a form substantially similar to the form of Exhibit "E" certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the replying party's statement; and (v) such other commercially reasonable matters requested by the requesting party. Landlord and Tenant intend that any statement delivered pursuant to this Section 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or by any prospective assignee or sublessee of the Premises.

         (b) The non-requesting party's failure to deliver such statement within such time shall be conclusive upon the non-requesting party (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) that there are no uncured defaults in the requesting party's performance, and (iii) that not more than one (1) month's rental has been paid in advance.

29.      SIGNS.

         29.1 Tenant, at Tenant's sole cost and expense, may initially install the following signage:

                  (a) professionally designed identification signs on all main entrances to the Premises, on each floor that is open to the general public, and on corridor and/or exterior doors which open into the Premises.

                  (b)      on the Building directory information board;

                  (c) top of Building signage provided Tenant at all times leases and occupies at least two (2) full floors of the Building;

               (d) a non-exclusive exterior monument sign indicating Tenant's corporate name on the existing monument sign at the Mureau Road entrance to the Project, as depicted on the Site Plan as "Monument Sign "A""; Tenant shall be entitled to the top tenant position thereon, and all other tenant identification panels and lettering on said Monument Sign "A" shall be no larger in size than the maximum size which Tenant is allowed under the terms of this Lease (or under Applicable Law) for such identification panels and lettering. To the extent available, Tenant shall have the limited right to place identification signage on the monument sign at the Las Virgenes Road entrance to the Project, as depicted on the Site Plan as "Monument Sign "B,"" once the same is constructed; provided, however, Tenant's signage on Monument Sign "B," if any, shall be subordinate to all other signs thereon which identify the Project, building 7 and/or the restaurant and retail tenants of the Project, and the size and location of Tenant's signage on said Monument Sign "B" shall be subject to Landlord's reasonable approval. Tenant's signage rights herein shall be at all times subject to compliance with Applicable Law.

                  (e) once and for so long as Tenant leases the entire Building, any other sign or signs that Tenant elects to install on the Building to the extent permitted by Applicable Law.

                           Tenant's   signage   rights   shall  be   subject  to
                           restrictions imposed by Applicable Law, and shall otherwise be reasonably satisfactory to Landlord.

         29.2 Tenant, at Tenant's sole expense, shall maintain and keep in good repair all of its signs and connections and shall pay for all charges required to keep them in good repair and clean condition. Upon termination of this Lease, Tenant shall promptly remove all such signs (leaving monument intact) and repair any damage caused by such removal, at its own expense. Tenant shall be responsible for all costs associated with the fabrication, installation, maintenance and repair of the signage. If Tenant shall fail to keep its exterior signage in good condition and repair, then Landlord shall have the right to perform the same after providing Tenant with at least five
                  (5) business days' notice. If Tenant has not commenced performance within such five (5) business day period and thereafter diligently pursued the same to completion, then Landlord may perform the same at Tenant's sole cost and expense, which amount shall be payable as "rent" under this Lease within thirty (30) days after written demand is made on Tenant.

         29.3 Landlord shall use its commercially reasonable efforts to cooperate with Lessee in obtaining all necessary governmental approvals and permits for the installation of Tenant's signage on the Building Project. Tenant shall be responsible for all materials, labor, installation, maintenance and utility costs with respect to such signs. At the termination of this Lease, unless Landlord otherwise requires, Tenant shall remove such signs and repair any damage to the Building caused thereby at Tenant's sole cost and expense.

         29.4 Provided Tenant leases at least two (2) entire floors of the Building, Tenant shall have the sole and exclusive sign rights attributable to the Building and Landlord shall not permit any other signs in or on the Building except directional signs and signs required by law. If Tenant leases at least one (1) entire floor of the Building, but less than two (2) entire floors, Tenant shall have the non-exclusive right to place its signs in and on the Building in proportion to the RSF then leased by Tenant in the Building over the total RSF of the Building. In the event that Tenant leases less than one (1) entire floor of the Building, then Tenant shall immediately remove, at Tenant's sole cost and expense, the exterior building signs constructed pursuant hereto, promptly repair any damage caused thereby, and Tenant shall no longer be entitled to place identification signage on the Building exterior, unless otherwise approved by Landlord in writing, which approval may be withheld at Landlord's sole discretion.

         29.5 No sign shall be placed on the Building (except for the Building directory) which identifies any person, company or entity which is a "competitor" of Tenant (as hereinafter defined). Under no circumstances shall the Building be named after or referred to utilizing the name of a competitor of Tenant. Tenant may transfer such sign rights to any assignee or sublessee. For purposes of the Lease, a "competitor" of Tenant shall be a person or entity whose primary business is sale of insurance.

30.      RULES AND REGULATIONS.

               (a) Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "F", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord provided Tenant has received such modifications and additions in writing, to the extent not inconsistent with the express terms of this Lease. Landlord covenants that it will use its commercially reasonable efforts to enforce the Rules and Regulations against all tenants and in a uniform manner which shall unreasonably interfere with the normal and customary use of the Premises by Tenant for normal and customary business office operations permitted under Subparagraph 1(u). Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations, unless such other tenant or party is the Landlord, and/or its agents or its employees, and then only to the extent expressly provided in this Lease.

         (b) Landlord agrees that the Rules and Regulations of the Building, attached to and made a part of this Lease, shall not be changed or revised or enforced in any unreasonable way by Landlord nor enforced or changed by Landlord in such a way as to interfere with the uses expressly permitted under this Lease.

31. BANKRUPTCY. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

32. SECURITY. Landlord shall provide at Tenant's sole cost, risk and expense, building security, equipment, personnel, procedures and systems as Tenant may require, except that the cost of drive-by security and a key entrance system shall be maintained as an Operating Expense under Section 6 above. In all events, unless expressly provided herein, Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for any unauthorized or criminal entry of third parties into the Premises or the Building, including, without limitation, the parking areas of the Development, and/or for any damage to persons, including, without limitation, Tenant, its employees, agents, licensees and/or invitees or loss of property in and about the Premises, the Building, the Development, the parking area and the approaches, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security measures, practices or equipment provided by Landlord. Landlord acknowledges that Tenant shall be permitted at its sole cost and expense to install its own security system in the Premises subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all loss, costs and/or obligations relating to Tenant's own security system, unless expressly provided herein.

33. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate any or all existing subleases or subtenancies, or may, at the option of Landlord operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom clean the Premises, leave the Premises in good order, repair and condition, reasonable wear and tear and damage from casualty excepted, and comply with the provisions of Section 15 above. No act or thing done by either party or such party's agents during the Term shall be deemed a surrender of the Premises except by written agreement signed by both parties. No employee of either party shall have any power to accept or deliver the keys of the Premises prior to the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall have the right to remove its personal property and fixtures provided Tenant repairs any damage to the Premises or the Building as a result thereof.

34. PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent, unless expressly provided otherwise herein. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days (or shorter time if reasonably required) after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord as additional rent on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof as in the case of default by Tenant in the payment of rent.

35. MORTGAGE AND SENIOR LESSOR PROTECTION. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease, unless Tenant has satisfied the provisions set forth on Exhibit "H" concerning the rights of the beneficiary of any deed of trust or mortgage covering the Premises and to the lessor under any master or ground lease covering the Building or the Development or interest therein and whose identity and address shall have been furnished to Tenant.

36. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided the transferee of such title shall have assumed and agreed to observe and perform any and all obligations of Landlord hereunder. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

37.      PARKING.

          (a) Tenant shall have the exclusive right to the use of the parking spaces within the Parking Area, as shown on the Parking Plan attached hereto as Exhibit "A-IV." Tenant's use of the Parking Area for parking purposes shall be at no additional charge to Tenant (except for Operating Expenses relating thereto). All of such parking spaces shall be designated as "reserved." Landlord agrees to use its good faith efforts (without the requirement of Landlord to expend money or commence legal or administrative action, unless Tenant agrees to bear the cost thereof, and further agrees to indemnify, protect, defend and hold Landlord harmless from any liability, cost, expense or loss incurred in connection therewith) to provide to Tenant up to ten (10) covered parking spaces (such spaces to be included in the calculation of the Parking Ratio set forth in Subparagraph 1(z)), provided that
               (i) "covered parking" shall be construed to mean covered by a non-structural awning, canopy, or otherwise, but not enclosed or underground parking, and (ii) all costs and expenses of providing such covered parking, including without limitation, design, construction and permitting costs and expenses, and all insurance costs related thereto, shall be borne entirely by Tenant. Upon receipt of Landlord's invoice, or partial invoices, for the same, Tenant shall either promptly reimburse Landlord for the cost thereof or elect to reduce the Tenant Improvement Allowance by such cost.

          (b) At any time during the Term where Tenant does not have the exclusive use of all parking spaces in the Development:

                  (i) Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking, provided it does not reduce Tenant's overall parking below that of 3.6 spaces per 1,000 RSF of the Premises.

                  (ii) Tenant shall use its commercially reasonable efforts to prohibit any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

          (c) The use by Tenant, its employees and invitees, of the Parking Area of the Development shall be on the terms and conditions set forth in Exhibit "G" attached hereto, and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established. Landlord reserves the right to modify, add to, or delete from time to time such Parking Rules and Regulations as it deems reasonably necessary for the operation of said parking provided Tenant has received such modification, addition and deletions in writing; provided, however, that Tenant shall always have the right to use the Parking Area twenty-four (24) hours a day, seven (7) days a week, every day of the year; provided, however, that Tenant acknowledges that during construction of the Project or for safety reasons, Landlord may require temporarily that Tenant not use a certain portion of the parking area, provided Tenant's lack of use shall not materially and adversely impact Tenant's overall access and use of the Parking Area or access to the Premises. Landlord covenants that it will use its commercially reasonable efforts to enforce such Parking Rules and Regulations against all users of the parking facilities and in a uniform manner. Landlord may refuse to permit any person who frequently violates the Parking Rules and Regulations to park in the Development Parking Area, and frequent and notified violations shall be subject to car removal.

         (d) Tenant shall submit a written notice in a form reasonably specified by Landlord, containing the names, office address and office telephone numbers of those persons who are authorized by Tenant to use the parking spaces (the "Authorized Users") and shall use its commercially reasonable efforts to identify each automobile by make, model and license number. Such notice shall be served upon Landlord prior to the beginning of the Term. Such notice, as amended from time to time, is hereafter referred to as the "Parking Notice."

         (e) Notwithstanding the foregoing, Tenant's parking rights shall be subject to all federal, state and local laws and ordinances pertaining to reserve parking, including, without limitation, traffic management ordinances and regulations established by regulatory agencies having jurisdiction over the Development, and Tenant agrees to fully cooperate with Landlord in its observance of such laws and ordinances.

         (f) Landlord shall have the one-time right, at its election and upon ten (10) days' prior notice to Tenant, to relocate up to twenty (20) of Tenant's parking spaces within the Parking Area from the area designated as location "1" on the Parking Plan to the area designated as location "2" on said Parking Plan.

38.      OPTION TO PURCHASE.

         (a) In consideration for Tenant's execution hereof, Tenant shall have the option to purchase ("Purchase Option") the Development, including the Building, Parking Area, and any improvements and appurtenances thereof, as more particularly described in that certain Option Agreement attached hereto as
                  Exhibit I.

          (b) Notwithstanding the foregoing, no exercise of any of Tenant's rights under this Section 38 shall be valid unless and until Tenant shall have cured, in the time and manner required under this Lease, any valid notice of default given to Tenant under the terms of this Lease, and which cure must be effected as a condition to any purchase under the Purchase Option. Tenant acknowledges and agrees that no exercise of Tenant's rights pursuant to the Purchase Option shall affect or limit Landlord's rights or remedies if Tenant is in default under this Lease. Accordingly, any rent due but not yet paid on the date fee title to the Development is conveyed to Tenant is expressly reserved from such conveyance.

39. FORCE MAJEURE. "Force Majeure" shall mean any actual delay due to strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, weather conditions, or shortages of fuel, supplies, construction materials or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond a party's reasonable control (but specifically excluding governmental delays encountered by Tenant in connection with the issuance of all necessary permits, certificates and approvals required as a condition to Tenant's construction and/or completion of the Tenant Improvements, or Tenant's occupancy of the Premises or any portion thereof). Except as to Tenant's obligation to pay rent at the times and in the manner stated in this Lease, neither party ("Nonperforming Party") shall incur any liability whatsoever to the other party, and the
          Nonperforming Party's obligations hereunder shall be extended on account of Force Majeure. Except as to Tenant's obligations to pay rent at the times and in the manner stated in this Lease, if this Lease specifies a time period for performance of an obligation of the Nonperforming Party, that time period for performance shall be extended by the period of any delay in the Nonperforming Party's performance caused by any of the events of Force Majeure described above.

40.      LIMITATION ON LIABILITY.

         In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord the sole and exclusive remedy shall be against the Landlord's interest in the Building. The obligations of Landlord under this Lease do not constitute personal obligations of the individual directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease. These covenants and agreements are enforceable both by Landlord and also by any directors, officers or shareholders of Landlord.

41.      MODIFICATION FOR LENDER.

         If, in connection with obtaining construction, interim or permanent financing for the Building and/or the Development, any lender of Landlord shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase Tenant's rent obligations hereunder or materially increase Tenant's non-rent obligations hereunder or adversely affect Tenant's right to quiet enjoyment of its leasehold created hereunder.

42.      ACCESS.

         Subject to emergency or other causes outside of the reasonable control of Landlord, Tenant shall be granted access to the Building, the Premises, and the Parking Area twenty-four (24) hours per day, seven
         (7) days per week, every day of the year. Tenant acknowledges and agrees that although Landlord provides security to the Building during normal business hours, and that Landlord uses its good faith commercially reasonable efforts to keep the Building and users thereof reasonably safe, that, notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility or liability to Tenant or its employees, agents, consultants, guests or contractors for any failure of or break down in security in the Building, or for any damage or injury to person or property.

43. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant's paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may lawfully, peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance, disturbance or ejection by Landlord or any other person claiming through Landlord.

44. CONFIDENTIALITY. Landlord and Tenant agree to keep the terms of this Lease confidential except as reasonably necessary or appropriate in connection with development, construction and operation of the Development, and as each party may disclose to its professionals, consultants and affiliates. Further, Landlord and Tenant expressly agree that they and their respective agents and representatives are not authorized to announce this Lease until Landlord and Tenant have reviewed and approved any press releases or similar items to be released by Landlord, its agents and representatives.

45. CONSENT/DUTY TO ACT REASONABLY. Whenever the consent of Landlord or Tenant is required under the Lease, such consent shall not be unreasonably withheld or delayed, unless another standard is specifically stated otherwise herein. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges that Landlord may withhold its consent and/or approval in its sole and absolute discretion with respect to any proposed Tenant action which: (a) would have an adverse effect on the structural integrity of the Building Structure (as defined below); (b) is visible from the exterior of the Premises; (c) would have an adverse effect on the Building Systems to abate or reduce noise or vibrations which could affect other tenants in the Building; (d) in Landlord's reasonable judgment might materially and adversely affect the other tenant's use of the Common Areas or other tenants in the Building or the Project or increase Landlord's cost to operate the Building or Development, unless Tenant agrees to pay for such increased costs; (e) would result in a violation of Applicable Law, any recorded CC&Rs and/or REAs, or any Rules and Regulations promulgated by Landlord from time to time, subject to the restrictions set forth herein whereupon in each such case Landlord's duty is to act in good faith and in compliance with the Lease.

         Except as otherwise provided, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, or make an allocation or other determination (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall reasonably act in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under the Lease.

46. CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of California.

47. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

48. ATTORNEYS' FEES. If either party becomes a party to any litigation concerning this Lease, the Premises, or the Development, by reason of any act or omission of the other party or its authorized representatives, and not by reason of any act or omission of the party that becomes a party to that litigation, or any act or omission of its authorized representatives, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs. If either party commences any action against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, or appeals from any judgment in favor of the other party, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs.

49. WAIVER. The failure of either party to seek redress of, or to insist upon the strict performance of, any term, covenant, condition or agreement in this Lease or in the Rules and Regulations shall not be deemed to be a waiver by such party of such breach or violation or prevent a subsequent act by the other party from having the same force and effect of any original violation or be deemed a waiver of any subsequent breach of the same or any other term, covenant, condition or agreement herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of any party to insist upon the performance by the other party in strict accordance with terms of this Lease. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rental and additional rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy in this Lease provided.

50. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

51. TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in one gender include the other gender. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

52. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Unless expressly stated otherwise, all reference to days means calendar days.

53. PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

54. TENANT AS CORPORATION. If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the bylaws of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

55. APPROVALS. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to Lease the Premises. This instrument shall have no force and effect until this Lease has been executed and delivered by Tenant to Landlord and executed by Landlord.

56. NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease be and remain that of landlord and tenant.

57. RULE AGAINST PERPETUITIES. Anything in this Lease to the contrary notwithstanding, all of the transactions and transfers contemplated by this Lease, must be consummated, if at all, within the time permitted by the rule against perpetuities, including codification thereof, enforced in the State of California.

58.      RIGHT TO TERMINATE.

         58.1 Notwithstanding anything in either Lease Sections 23 or 24 to the contrary, and except as expressly set forth in Subsection
                  (b) below, in the event that Tenant is notified or becomes aware of the fact that:

                  (i) damage or destruction to the Premises, the Parking Area and/or the Building or any part thereof so as to interfere substantially with Tenant's use of the Premises, the Parking Area and/or the Building;

                  (ii) a taking by eminent domain or exercise of other governmental authority of the Premises, the Parking Area and/or the Building or any part thereof so as to interfere substantially with Tenant's use of the Premises, the Parking Area and/or the Building;

                  (iii) the inability of Landlord to provide services to the Premises, the Parking Area and/or the Building so as to interfere substantially with Tenant's use of the Premises, the Parking Area and/or the Building; or

                  (iv) any discovery of hazardous substances in, on or around the Premises, the Building and/or the Project not placed in, on or around the Premises, the Building and/or the Project by Tenant, that may, considering the nature and amount of the substances involved, interfere with Tenant's use of the Premises or which present a health risk to any occupants of the Premises) (each of the items set forth in provision (a)(i),(ii), (iii) and (iv) being referred to herein as a "Trigger Event"), and as a result thereof, Tenant cannot, within twelve (12) months ("Non-Use Period") of the occurrence of the Trigger Event, be given reasonable use of, and access to, a fully repaired and restored (subject to changes required by Applicable Law) Premises,the Parking Area and Building (except for minor "punch-list" items (i.e., items which are not so substantial that they prevent Tenant from having reasonable use and access to the Premises, Parking Area or Building) which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises, the Parking Area and the Building, all suitable for the efficient conduct of Tenant's business therefrom, and Tenant does not use the Premises, Parking Area and Building during such Non-Use Period, then Tenant may elect to exercise an ongoing right to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

         58.2 In the event of any Trigger Event occurring during the last year of the Lease Term (as may be extended by any option to extend granted herein), should the Non-Use Period continue for sixty (60) days, Tenant may elect to exercise an on-going right to terminate the Lease upon ten (10) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

59. INTEREST RATE. The "Interest Rate" is defined as the lesser of (a) (2%) in excess of the prime reference rate of interest established for commercial loans announced publicly by Bank of America at its San Francisco Headquarters, adjusted monthly on the first (1st) business day of each month to the then effective rate, such adjustment to be effective for the following month (or, if such bank ceases to exist, the rate publicly announced from time to time, by the largest (as measured by deposits) chartered bank operating in California as its Prime Rate, Reference Rate or other similar benchmark, plus two percent (2%)); or (b) the maximum rate permitted by law.

60. REFERENCES. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa, and references to "party" or "parties" shall refer solely to the parties signatory hereto except where otherwise specifically provided. All references in this Lease to Sections or Subparagraphs shall refer to the corresponding Section or Subparagraph of this Lease unless specific reference is made to another document or instrument. The use herein of the words "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without imitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that would reasonably fall within the broadest possible scope of such general statement, term or matter. The term "and/or" when used herein shall be construed to include every possible construction with "and" alone and every possible construction with "or" alone. All references to "mortgage" and "mortgagee" shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits referenced herein and attached to this Lease are hereby incorporated in this Lease by this reference. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the Sections and Subparagraphs of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

61. RECOVERY AGAINST LANDLORD. Tenant shall look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to all ground leases, or underlying leases, and the liens of all mortgages or deeds of trust referred to herein.

62. MEMORANDUM OF LEASE AND OPTION AGREEMENT. Concurrently with the execution of this Lease, Landlord shall execute and have its signature notarized on, a "Memorandum of Lease and Option Agreement" in the form of Exhibit "J" attached hereto and incorporated herein. Tenant shall also execute and notarize the Memorandum of Lease and Option Agreement, and shall cause the same to be recorded in the Official Records of Los Angeles County.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


LANDLORD:ACD2, a California corporation


By:___________________________
   Print name: _______________
   Title: ____________________


TENANT:  AMWEST INSURANCE GROUP, INC.,
a  Delaware corporation

By:___________________________
   Print name: _______________
   Title: ____________________



By:___________________________
   Print name: _______________
   Title: ____________________